                                                                    EXHIBIT 10.1


                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT



                          Dated as of November 23, 1998



                                  by and among



                             WASTE CONNECTIONS, INC.
                              AND ITS SUBSIDIARIES

                                (the "Borrowers")



                      THE LENDING INSTITUTIONS PARTY HERETO

                                  (the "Banks")


                                       and



                           BANKBOSTON, N.A., AS AGENT



                                      With

                 BANCBOSTON ROBERTSON STEPHENS INC., as Arranger

                                TABLE OF CONTENTS

Section 1.  DEFINITIONS AND RULES OF INTERPRETATION......................................................................1
     Section 1.1.   Definitions..........................................................................................1
     Section 1.2.   Rules of Interpretation..............................................................................19
Section 2.  THE REVOLVING CREDIT FACILITY................................................................................20
     Section 2.1.   Commitment to Lend...................................................................................20
     Section 2.2.   Reduction and Increase of Total Commitment...........................................................20
     Section 2.2.1. Reduction of Total Commitment........................................................................20
     Section 2.2.2. Increase of Total Commitment.........................................................................20
     Section 2.3.   The Revolving Credit Notes...........................................................................21
     Section 2.4.   Interest on Revolving Credit Loans...................................................................21
     Section 2.5.   Election of Eurodollar Rate; Notice of Election; Interest Periods; Minimum Amounts...................21
     Section 2.6.   Requests for Revolving Credit Loans..................................................................22
     Section 2.7.   Funds for Revolving Credit Loans.....................................................................23
     Section 2.8.   Maturity of the Loans................................................................................24
     Section 2.9.   Mandatory Repayments of the Revolving Credit Loans...................................................24
     Section 2.10.  Optional Prepayments or Repayments of Revolving Credit Loans.........................................24
Section 3.  LETTERS OF CREDIT............................................................................................24
     Section 3.1.   Letter of Credit Commitments.........................................................................24
     Section 3.2.   Reimbursement Obligation of the Borrowers............................................................25
     Section 3.3.   Letter of Credit Payments............................................................................26
     Section 3.4.   Obligations Absolute.................................................................................26
     Section 3.5.   Reliance by Agent....................................................................................27
Section 4.        FEES, PAYMENTS, AND COMPUTATIONS; JOINT AND SEVERAL LIABILITY..........................................27
     Section 4.1.   Fees.................................................................................................27
     Section 4.2.   Payments.............................................................................................28
     Section 4.3.   Computations.........................................................................................28
     Section 4.4.   Capital Adequacy.....................................................................................29
     Section 4.5.   Certificate..........................................................................................29
     Section 4.6.   Interest on Overdue Amounts..........................................................................29
     Section 4.7.   Interest Limitation..................................................................................29
     Section 4.8.   Eurodollar Indemnity.................................................................................30
     Section 4.9.   Illegality; Inability to Determine Eurodollar Rate...................................................30
     Section 4.10.  Additional Costs, Etc................................................................................30
     Section 4.11.  Replacement of Banks.................................................................................31
     Section 4.12.  Concerning Joint and Several Liability of the Borrowers..............................................32
Section 5.  REPRESENTATIONS AND WARRANTIES...............................................................................33
     Section 5.1.   Corporate Authority..................................................................................34
     Section 5.2.   Governmental Approvals...............................................................................34
     Section 5.3.   Title to Properties; Leases..........................................................................34
     Section 5.4.   Financial Statements; Solvency.......................................................................34
     Section 5.5.   No Material Changes, Etc.............................................................................35

     Section 5.6.   Permits, Franchises, Patents, Copyrights, Etc........................................................35
     Section 5.7.   Litigation...........................................................................................35
     Section 5.8.   No Materially Adverse Contracts, Etc.................................................................35
     Section 5.9.   Compliance With Other Instruments, Laws, Etc.........................................................36
     Section 5.10.  Tax Status...........................................................................................36
     Section 5.11.  No Event of Default..................................................................................36
     Section 5.12.  Holding Company and Investment Company Acts..........................................................36
     Section 5.13.  Absence of Financing Statements, Etc.................................................................36
     Section 5.14.  Employee Benefit Plans...............................................................................36
     Section 5.15.  Use of Proceeds......................................................................................38
     Section 5.15.1. General.............................................................................................38
     Section 5.15.2. Regulations U and X.................................................................................38
     Section 5.15.3. Ineligible Securities...............................................................................38
     Section 5.16.  Environmental Compliance.............................................................................38
     Section 5.17.  Perfection of Security Interests.....................................................................39
     Section 5.18.  Transactions with Affiliates.........................................................................39
     Section 5.19.  Subsidiaries.........................................................................................40
     Section 5.20.  True Copies of Charter and Other Documents...........................................................40
     Section 5.21.  Disclosure...........................................................................................40
     Section 5.22.  Capitalization.......................................................................................40
     Section 5.23.  Year 2000 Issue......................................................................................41
Section 6.  AFFIRMATIVE COVENANTS OF THE BORROWERS.......................................................................41
     Section 6.1.   Punctual Payment.....................................................................................41
     Section 6.2.   Maintenance of Offices...............................................................................41
     Section 6.3.   Records and Accounts.................................................................................41
     Section 6.4.   Financial Statements, Certificates and Information...................................................41
     Section 6.5.   Corporate Existence and Conduct of Business..........................................................43
     Section 6.6.   Maintenance of Properties............................................................................43
     Section 6.7.   Insurance............................................................................................43
     Section 6.8.   Taxes................................................................................................43
     Section 6.9.   Inspection of Properties, Books, and Contracts.......................................................44
     Section 6.10.  Compliance with Laws, Contracts, Licenses and Permits; Maintenance of Material Licenses and Permits..44
     Section 6.11.  Environmental Indemnification........................................................................44
     Section 6.12.  Further Assurances...................................................................................45
     Section 6.13.  Notice of Potential Claims or Litigation.............................................................45
     Section 6.14.  Notice of Certain Events Concerning Insurance and Environmental Claims...............................45
     Section 6.15.  Response Actions.....................................................................................46
     Section 6.16.  Notice of Default....................................................................................46
     Section 6.17.  New Subsidiaries.....................................................................................46
     Section 6.18.  Employee Benefit Plans...............................................................................47
     Section 6.19.  Notice of Loss of Material Contracts.................................................................47
Section 7.   CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.................................................................47
     Section 7.1.   Restrictions on Indebtedness.........................................................................47

-

     Section 7.2.   Restrictions on Liens................................................................................48
     Section 7.3.   Restrictions on Investments..........................................................................49
     Section 7.4.   Merger, Consolidation and Disposition of Assets......................................................50
     Section 7.4.1. Mergers and Acquisitions.............................................................................50
     Section 7.4.2. Disposition of Assets................................................................................51
     Section 7.5.   Sale and Leaseback...................................................................................51
     Section 7.6.   Restricted Distributions and Redemptions.............................................................52
     Section 7.7.   Employee Benefit Plans...............................................................................52
     Section 7.8.   Negative Pledges.....................................................................................52
     Section 7.9.   Business Activities..................................................................................53
     Section 7.10.  Transactions with Affiliates.........................................................................53
Section 8.  FINANCIAL COVENANTS..........................................................................................53
     Section 8.1.   Leverage Ratio.......................................................................................53
     Section 8.2.   Funded Debt to Capitalization Ratio..................................................................53
     Section 8.3.   Interest Coverage Ratio..............................................................................53
     Section 8.4.   Profitable Operations................................................................................53
     Section 8.5.   Capital Expenditures.................................................................................53
Section 9.  CLOSING CONDITIONS...........................................................................................54
     Section 9.1.   Corporate Action.....................................................................................54
     Section 9.2.   Loan Documents, Etc..................................................................................54
     Section 9.3.   Certificate of Secretary; Good Standing Certificates.................................................54
     Section 9.4.   Validity of Liens....................................................................................54
     Section 9.5.   Perfection Certificates and UCC Search Results.......................................................55
     Section 9.6.   Certificates of Insurance............................................................................55
     Section 9.7.   Legal Opinions.......................................................................................55
     Section 9.8.   Environmental Permit Certificate.....................................................................55
     Section 9.9.   Payment of Fees......................................................................................55
     Section 9.10.  Closing Certificate..................................................................................55
     Section 9.11.  Contracts............................................................................................55
Section 10.  CONDITIONS OF ALL LOANS.....................................................................................55
     Section 10.1.  Representations True; No Event of Default............................................................55
     Section 10.2.  Performance; No Event of Default.....................................................................56
     Section 10.3.  No Legal Impediment..................................................................................56
     Section 10.4.  Governmental Regulation..............................................................................56
     Section 10.5.  Proceedings and Documents............................................................................56
Section 11.  COLLATERAL SECURITY.........................................................................................56
     Section 11.1.  Security of Borrowers................................................................................56
Section 12.  EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT..................................................57
     Section 12.1.  Events of Default and Acceleration...................................................................57
     Section 12.2.  Termination of Commitments...........................................................................60
     Section 12.3.  Remedies.............................................................................................60
Section 13.  SETOFF......................................................................................................60
Section 14.  THE AGENT...................................................................................................61
     Section 14.1.  Appointment of Agent, Powers and Immunities..........................................................61

     Section 14.2.  Actions By Agent.....................................................................................62
     Section 14.3.  INDEMNIFICATION......................................................................................62
     Section 14.4.  Reimbursement........................................................................................62
     Section 14.5.  Documents............................................................................................63
     Section 14.5.1.  Closing Documentation..............................................................................63
     Section 14.5.2.  Other Documents....................................................................................63
     Section 14.6.  Non-Reliance on Agent and Other Banks................................................................63
     Section 14.7.  Resignation or Removal of Agent......................................................................64
     Section 14.8.  Consents, Amendments, Waivers, Etc...................................................................64
     Section 14.9.  Delinquent Banks.....................................................................................65
Section 15.  EXPENSES AND INDEMNIFICATION................................................................................65
     Section 15.1.  Expenses.............................................................................................66
     Section 15.2.  Indemnification......................................................................................66
     Section 15.3.  Survival.............................................................................................66
     Section 16.    SURVIVAL OF COVENANTS, ETC...........................................................................67
     Section 17.    ASSIGNMENT AND PARTICIPATION.........................................................................68
     Section 18.    PARTIES IN INTEREST..................................................................................68
     Section 19.    NOTICES, ETC.........................................................................................68
     Section 20.    TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION........................................................68
     Section 20.1.  Sharing of Information with Section 20 Subsidiary....................................................68
     Section 20.2.  Confidentiality......................................................................................69
     Section 20.3.  Prior Notification...................................................................................69
     Section 20.4.  Other................................................................................................69
     Section 21.    MISCELLANEOUS........................................................................................69
     Section 22.    ENTIRE AGREEMENT, ETC................................................................................70
     Section 23.    WAIVER OF JURY TRIAL.................................................................................70
     Section 24.    GOVERNING LAW........................................................................................70
     Section 25.    SEVERABILITY.........................................................................................70

                              SCHEDULES & EXHIBITS

    Exhibit A           Form of Revolving Credit Note
    Exhibit B           Form of Loan and Letter of Credit Request
    Exhibit C           Form of Compliance Certificate
    Exhibit D           Form of Environmental Compliance Certificate
    Exhibit E           Form of Assignment and Acceptance

    Schedule 1          Banks; Addresses; Commitment Percentages
    Schedule 2          Subsidiaries
    Schedule 5.7        Litigation
    Schedule 5.9        Material Contracts
    Schedule 5.16       Environmental Matters
    Schedule 5.18       Transactions with Affiliates
    Schedule 7.2(f)     Existing Liens
    Schedule 7.2(j)     Scheduled Contracts
    Schedule 7.3        Existing Investments

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

           This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of November ____, 1998 (the "Credit Agreement"), by and among (a) WASTE CONNECTIONS, INC., a Delaware corporation (the "Parent"), the subsidiaries of the Parent identified on Schedule 2 hereto (the "Subsidiaries," and collectively with the Parent, the "Borrowers"), (b) BANKBOSTON, N.A., a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 (acting in its individual capacity, "BKB") and the other BANKS and lending institutions which become parties hereto (collectively, the "Banks"), and (c) BANKBOSTON, N.A., as agent for the Banks (the "Agent").

                              W I T N E S S E T H:

           WHEREAS, the Borrowers and the Agent are party to that certain Revolving Credit Agreement dated as of May 29, 1998, (as amended and in effect as of the date hereof, the "Prior Credit Agreement"); and

           WHEREAS, the Borrowers have requested, among other things, additional financing and the Banks are willing to provide such financing on the terms and conditions set forth herein to amend and restate the Prior Credit Agreement;

           NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that on the Closing Date the Prior Credit Agreement shall be amended and restated in its entirety by this Credit Agreement, the terms of which are as follows:

           SECTION  1.  DEFINITIONS AND RULES OF INTERPRETATION.

           SECTION 1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

           A-1. A-1 Disposal, Inc.

           Accountants. An independent accounting firm of national standing reasonably acceptable to the Banks and the Agent.

           Affected Bank. See Section 4.11.

           Agent. See Preamble.

           Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or such other location as the Agent may designate from time to time.

           Applicable Base Rate Margin. The applicable margin with respect to Base Rate Loans as set forth in the Pricing Table.

           Applicable Commitment Rate. The applicable rate with respect to the Commitment Fee as set forth in the Pricing Table.

           Applicable Eurodollar Margin. The applicable margin with respect to Eurodollar Loans as set forth in the Pricing Table.

           Applicable Laws. See Section 6.10.

           Applicable L/C Margin. The applicable margin with respect to the Letter of Credit Fee as set forth in the Pricing Table.

           Arranger.  BancBoston  Robertson Stephens Inc.

           Assignment and Acceptance.  See Section 17.

           Balance Sheet Date.  December 31, 1997.

           Banks.  See Preamble.

           Base Rate. The higher of (a) the annual rate of interest announced from time to time by the Agent at the Agent's Head Office as its "base rate" (it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Agent) or (b) one percent (1%) above the overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

           Base Rate Loans. Loans bearing interest calculated by reference to the Base Rate.

           BKB. See Preamble.

           Borrowers. See Preamble.

           Business Day. Any day on which banking institutions in Boston, Massachusetts, New York, New York; Chicago, Illinois; and Los Angeles, California are open for the transaction of banking business.

           Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); provided that Capital Assets shall not include (a) any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles, or
(b) any item obtained through an acquisition permitted by Section 7.4 hereof.

           Capital Expenditures. Amounts paid or indebtedness incurred by the Borrowers and their Subsidiaries in connection with (i) the purchase or lease of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP or (ii) the lease of any assets by the Borrowers or any Subsidiary as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.

           Capitalized Leases. Leases under which any Borrower is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

           CERCLA. See definition of Release.

           Certified. With respect to the financial statements of any Person, such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly the financial position of such Person.

           CFO. See Section 6.4(b).

           Closing Date. The date on which the conditions precedent set forth in
Section 9 are satisfied.

           Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

           Collateral. All of the property, rights and interests of the Borrowers (other than Excluded Assets, Scheduled Contracts and Excluded Contracts) that are or are intended to be subject to the security interests created by the Security Documents.

           Commitment. With respect to each Bank, the amount determined by multiplying such Bank's Commitment Percentage by the Total Commitment specified in Section 2.1 hereof, as the same may be reduced from time to time.

           Commitment Fee.  See Section 4.1.

           Commitment Percentage. With respect to each Bank, the percentage initially set forth beside its name on Schedule 1 (subject to adjustment in accordance with Section 2.2.2 and Section 17).

           Compliance Certificate.  See Section 6.4(c).

           Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers and their Subsidiaries consolidated in accordance with GAAP.

           Consolidated Earnings Before Interest and Taxes or EBIT. For any period, the Consolidated Net Income (or Deficit) of the Borrowers determined in accordance with GAAP, plus (a) interest expense, (b) income taxes, (c) for the fiscal quarter ending December 31, 1997, start-up and integration expenses taken as a special charge in such quarter of up to $500,000 (pre-tax) in the aggregate, (d) non-cash stock compensation charges of up to $4,500,000 in the aggregate taken during the fiscal quarter ending December 31, 1997 and up to $325,000 taken during the fiscal quarter ending March 31, 1998 and no more than $745,000 in the aggregate thereafter, to the extent that each was deducted in determining Consolidated Net Income (or Deficit), all as determined in accordance with GAAP, (e) non-cash special charge for interest expense attributable to loan fees paid, and warrants issued to BKB in connection with the Prior Credit Agreement of up to $1,100,000 in the aggregate taken during the fiscal quarter ending June 30, 1998 and up to $325,000 in the aggregate taken during the fiscal quarter ending December 31, 1998, and (f) for a Compliance Certificate delivered in connection with a Material Acquisition, the following adjustments, as applicable, for purposes of calculating Section 8.3:


                           Fiscal Quarter   Fiscal Quarter        Fiscal Quarter      Fiscal Quarter ending      Fiscal Quarter
                          ending June 30,  ending Sept. 30,    ending Dec. 31, 1998      March 31, 1999       ending June 30, 1999
                               1998             1998
                          ---------------  ----------------    --------------------   ---------------------   --------------------

    Madera                     $  570,000       $  570,000          $  143,000          $        0             $        0

    Jesse's                    $  176,000       $  176,000          $   88,000          $        0             $        0
    & A-1

    Sunshine & Sowers          $  194,000       $  194,000          $  111,000          $   28,000             $        0

    T&T                        $   51,000       $   51,000          $   29,000          $    7,000             $        0


    OPF                        $  845,000       $  845,000          $  529,000          $  212,000             $        0

    Shrader                    $        0       $1,398,000          $1,398,000          $  979,000             $  559,000

    Curry                      $        0       $  627,000          $  392,000          $  157,000             $        0

    B&B Sanitation,            $        0       $  313,000          $  196,000          $   78,000             $        0
    Inc

    Contractor's               $        0       $  241,000          $  150,000          $   60,000             $        0
    Waste Removal,
    L.C

                                      -5-

    ABC Waste                  $      0          $203,000          $142,000          $ 81,000          $ 20,000
    Inc./Miller
    Containers, Inc.

    J&J Sanitation,            $      0          $364,000          $255,000          $146,000          $ 36,000
    Inc

    Westlane Disposal          $      0          $ 63,000          $ 43,000          $ 23,000          $  3,000

    Evergreen Waste            $      0          $397,000          $272,000          $146,000          $ 21,000
    Systems Inc.

    Harrell's Septic           $      0          $ 37,000          $ 25,000          $ 14,000          $  2,000

    Affiliated Waste           $      0          $216,000          $148,000          $ 80,000          $ 11,000
    Services, L.L.C

    R&N, LLC                   $      0          $279,000          $191,000          $103,000          $ 15,000

    Wolff's                    $      0          $ 83,000          $ 57,000          $ 31,000          $  4,000



           Consolidated Earnings Before Interest, Taxes, Depreciation, and Amortization or EBITDA. For any period (without duplication), EBIT plus (a) depreciation expense and amortization expense, to the extent that each was deducted in determining Consolidated Net Income (or Deficit), determined in accordance with GAAP, and (c) as applicable, the following adjustments for purposes of calculating EBITDA in Sections 8.1 and 7.1(d) and the Pricing
Ratio:


                          Fiscal Quarter      Fiscal Quarter        Fiscal Quarter        Fiscal Quarter      Fiscal Quarter
                         ending June 30,     ending Sept. 30,      ending Dec. 31,            ending              ending
                               1998                1998                  1998             March 31, 1999      June 30, 1999
                         ---------------     ----------------    --------------------   -----------------    ----------------

    Madera                 $  726,667          $  726,667          $  181,667              $        0          $        0

    Jesse's                $  181,000          $  181,000          $   91,000              $        0          $        0
    & A-1

    Sunshine & Sowers      $  266,000          $  266,000          $  152,000              $   38,000          $        0

    T&T                    $   75,000          $   75,000          $   43,000              $   11,000          $        0

    OPF                    $1,083,000          $1,083,000          $  677,000              $  271,000          $        0

    Shrader                $        0          $1,917,000          $1,917,000              $1,342,000          $  767,000

    Curry                  $        0          $  801,000          $  501,000              $  200,000          $        0

    B&B Sanitation,        $        0          $  526,000          $  329,000              $  132,000          $        0
    Inc

    Contractor's           $        0          $  427,000          $  267,000              $  107,000          $        0
    Waste Removal,
    L.C

    ABC Waste              $        0          $  282,000          $  197,000              $  113,000          $   28,000
    Inc./Miller
    Containers, Inc.

    J&J Sanitation,        $        0          $  503,000          $  352,000              $  201,000          $   50,000
    Inc

    Westlane Disposal      $        0          $   89,000          $   61,000              $   33,000          $    5,000

    Evergreen Waste        $        0          $  512,000          $  350,000              $  189,000          $   27,000
    Systems Inc.

    Harrell's Septic       $        0          $   47,000          $   32,000              $   17,000          $    2,000

    Affiliated Waste       $        0          $  284,000          $  194,000              $  105,000          $   15,000
    Services, L.L.C

    R&N, LLC               $        0          $  368,000          $  252,000              $  136,000          $   19,000

    Wolff's                $        0          $  108,000          $   74,000              $   40,000          $    6,000

           For purposes of calculating EBITDA in Sections 8.1 and 7.1(d) and the Pricing Ratio, the Borrowers may include the EBITDA for the prior twelve
(12) months of companies acquired by the Borrowers since September 30, 1998 (without duplication with respect to the adjustments set forth in the table above) only if (A) the financial statements of such acquired Borrowers have been audited for the period sought to be included by an independent accounting firm satisfactory to the Agent, or (B) the Agent consents to such inclusion after being furnished with other acceptable financial statements. Such acquired EBITDA may be further adjusted to add-back non-recurring private company expenses which are discontinued upon acquisition (such as owner's compensation), as approved by the Agent.

           Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrowers after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

           Consolidated Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, less, to the extent otherwise includable in the computation of Consolidated Net Worth, any subscriptions receivable.

           Consolidated Total Assets. All assets of the Borrowers and their Subsidiaries determined on a consolidated basis in accordance with GAAP, plus
(i) without duplication, all assets leased by the Borrowers or any Subsidiary as lessee under any Synthetic Lease to the extent that such assets would have been consolidated balance sheet assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease, plus (ii) without duplication, all sold receivables referred to in clause (vii) of the definition of the term "Indebtedness" to the extent that such receivables would have been consolidated balance sheet assets had they not been sold.

           Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Borrowers and their Subsidiaries during such period on all Indebtedness of the Borrowers and their Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

           Consolidated Total Liabilities. All liabilities of the Borrowers determined on a consolidated basis in accordance with GAAP and classified as such on the consolidated balance sheet of the Borrowers.

           Credit Agreement. This Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto, as amended and in effect from time to time.

           Curry. Curry Transfer & Recycling, Inc., an Oregon corporation and a wholly-owned Subsidiary of the Parent.

           Default. See Section 12.

           Delinquent Bank. See Section 14.9.

           Disposal (or Disposed). See definition of Release.

           Distribution. The declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock, any partnership interests or any membership interests of any Person (other than dividends or other distributions payable solely in shares of common stock, partnership interests or membership units of such Person, as the case may be); the purchase, redemption, or other retirement of any shares of any class of capital stock, partnership interests or membership units of such Person, directly or indirectly through a Subsidiary or otherwise; the return of equity capital by any Person to its shareholders, partners or members as such; or any other distribution on or in respect of any shares of any class of capital stock, partnership interest or membership unit of such Person.

           Dollars or $. Dollars in lawful currency of the United States of America.

           Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.5.

           Eligible Assignee. Any of (i) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution approved by the Agent, such approval not to be unreasonably withheld.

           Eligible Foreign Bank. (a) Any commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; or (b) the central bank of any country which is a member of the OECD.

           Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

           Environmental Laws. See Section 5.16(a).

           EPA.  See Section 5.16(b).

           Equipment Financing. Indebtedness of the Borrowers with respect to equipment leases or equipment chattel mortgages, including any such Indebtedness assumed in connection with an acquisition permitted under Section 7.4.

           ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

           ERISA Affiliate. Any Person which is treated as a single employer with the Borrowers under Section 414 of the Code.

           ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder.

           Eurodollar Business Day. Any Business Day on which dealings in foreign currency and exchange are carried on among banks in London, England.

           Eurodollar Interest Determination Date. For any Interest Period, the date two Eurodollar Business Days prior to the first day of such Interest Period.

           Eurodollar Loans. Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

           Eurodollar Offered Rate. The rate per annum at which deposits of dollars are offered to the Agent by prime banks in whatever Eurodollar interbank market may be selected by the Agent, in its sole discretion, acting in good faith, at or about 11:00 a.m. local time in such interbank market, on the Eurodollar Interest Determination Date, for a period equal to the requested Interest Period in an amount substantially equal to the principal amount requested to be loaned at or converted to a rate based on the Eurodollar Rate.

           Eurodollar Rate. The rate per annum, rounded upwards to the nearest 1/16 of 1%, determined by the Agent with respect to an Interest Period in accordance with the following formula:


           Eurodollar Rate =       Eurodollar Offered Rate
                                      1 - Reserve Rate

           Event of Default. See Section 12.

           Excluded Assets. The containers, vehicles, equipment and inventory as such assets are used in accordance with any Scheduled Contract during the term of such Scheduled Contract.

           Excluded Contracts. The (a) Contract for Curbside and Drop Box Recycling Services among (i) the Six East Snohomish County Cities of Snohomish, Monroe, Lake Stevens, Sultan, Granite Falls and Gold Bar (Operating as ESCARC) and (ii) Fibres

International, Incorporated d.b.a. Pacific Resource Management/Bill's Disposal, dated as of September 1, 1995, and (b) Single Family Recyclables Collection Contract between City of Vancouver and Browning Ferris Industries of Washington, Inc., dated as of December 2, 1996, each as amended and in effect from time to time.

           Financial Letter of Credit. A Letter of Credit where the event which triggers payment is financial, such as the failure to pay money, and not performance-related, such as failure to ship a product or provide a service, as set forth in greater detail in the letter dated March 30, 1995 from the Board of Governors of the Federal Reserve System or in any applicable directive or letter ruling of the Board of Governors of the Federal Reserve System issued subsequent thereto.

           Funded Debt. Consolidated Indebtedness of the Borrowers for borrowed money, the net present value (using the Base Rate as the discount rate) of every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), and guarantees of such Indebtedness, recorded on the Consolidated balance sheet of the Borrowers, including reimbursement obligations of the Borrowers with respect to letters of credit and the amount of any Indebtedness of such Persons for Capitalized Leases which corresponds to principal.

           generally accepted accounting principles or GAAP. When used in general, generally accepted accounting principles means (1) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, as shall be concurred in by independent certified public accountants of recognized standing whose report expresses an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been applied; and (2) when used with reference to the Borrowers, such principles shall include (to the extent consistent with such principles) the accounting practices reflected in the consolidated financial statements for the year ended on the Balance Sheet Date.

           Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

           Hazardous Substances.  See Section 5.16(b).

           Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                     (i)  every obligation of such Person for money borrowed,

                     (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

                     (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                     (iv) the net present value (using the Base Rate as the discount rate) of every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding (A) trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith and (B) contingent purchase price obligations solely to the extent that the contingency upon which such obligation is conditioned has not yet occurred),

                     (v) every obligation of such Person under any Capitalized Lease,

                     (vi) every obligation of such Person under any Synthetic Lease,

                     (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively, "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, provided, however, that sales referred to in clauses (B) and (C) shall not constitute Indebtedness to the extent that such sales are non-recourse to such Person;

                     (viii) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

                     (ix) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices,

                     (x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such

           Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

                     (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through (x) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation,
           (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

           The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (v) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (w) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (x) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrowers) thereof, excluding amounts representative of yield or interest earned on such investment,
(y) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

           Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. Section 24, Seventh), as amended.

           Initial Public Offering. The initial underwritten public offering of the common stock of the Company registered under the Securities Act of 1933.

           Interest Period.  With respect to each Eurodollar Loan:

                 (a) initially, the period commencing on the date of the making of a Eurodollar Loan or the conversion from a Base Rate Loan into a Eurodollar Loan and ending one (1), two (2), three (3), or six (6) months thereafter, as selected by the Borrowers in a Loan and Letter of Credit Request; and

                 (b) thereafter, each subsequent Interest Period shall begin on the last day of the preceding Interest Period and shall end one (1), two (2), three (3), or six (6) months thereafter, as selected by the Borrowers in a Loan and Letter of Credit Request;

                 provided, however, that whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

           Jesse's. The sole proprietorship of Gwendolyn L. Sullivan d.b.a. Jesse's Disposal Service.

           Letter of Credit Applications. Letter of Credit Applications in such form as may be agreed upon by the Borrowers and the Agent from time to time which are entered into pursuant to Section 3 hereof, as such Letter of Credit Applications are amended, varied or supplemented from time to time.

           Letter of Credit Fee.  See Section 4.1(b).

           Letter of Credit Participation.  See Section 3.1(b).

           Letters of Credit. Standby Letters of Credit and the Madera Letter of Credit issued or to be issued by the Agent under Section 3 hereof for the account of the Borrowers.

           Leverage Ratio.  See Section 8.1.

           Loan and Letter of Credit Request.  See Section 2.6.

           Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, and the Security Documents, each as amended and in effect from time to time.

           Loans.  The Revolving Credit Loans.

           Madera. Madera Disposal Systems, Inc., a California corporation and a wholly-owned Subsidiary of the Parent.

           Madera Bond. The $1,800,000 Variable Rate Demand Solid Waste Disposal Revenue Bonds, Madera Disposal Systems, Inc. Project, Series 1998A, issued by the California Pollution Control Financing Authority.

           Madera Bond Documents. The documentation executed in connection with the Madera Bond.

           Madera Letter of Credit. The direct pay letter of credit to support the Madera Bond.

           Majority Banks. As of any date, the Banks holding sixty-six and two-thirds percent (66-2/3%) of the outstanding principal amount of the Loans on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitute sixty-six and two-thirds percent (66-2/3%) of the Total Commitment.

           Material Acquisition. See Section 7.4.1.

           Material Contract. Any contract, franchise agreement or G Permit from which the Borrowers derived more than five percent (5%) of their consolidated revenues for the fiscal year most recently ending.

           Maturity Date.  November _____, 2003.

           Maximum Drawing Amount. The maximum aggregate amount from time to time that the beneficiaries may draw under outstanding Letters of Credit.

           Maximum Rate. With respect to each Bank, the maximum lawful nonusurious rate of interest (if any) which under Applicable Law such Bank may charge the Borrowers on the Loans and other Obligations from time to time.

           Multiemployer Plan. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate.

           Notes.  The Revolving Credit Notes.

           Obligations. All indebtedness, obligations and liabilities of the Borrowers to any of the Banks or the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents, or under any Swap Contract between the Borrowers and any Bank, or in respect of any of the Loans made or Reimbursement Obligations incurred or the Letters of Credit, the Notes or any other instrument at any time evidencing any thereof.

           OPF. Arrow Sanitary Service, Inc., an Oregon corporation doing business under the assumed name of Oregon Paper Fiber and a wholly-owned Subsidiary of Parent.

           Oregon Waste. Oregon Waste Technology, Inc., an Oregon corporation and a wholly-owned Subsidiary of Curry.

           Parent Stock Pledge Agreement. The Amended and Restated Stock Pledge Agreement, to be dated as of the Closing Date, as amended and in effect from time to time, between the Parent and the Agent, pursuant to which 100% of the capital stock of the Subsidiaries (other than W.C. International and Oregon Waste) is pledged to the Agent for the benefit of the Banks.

           PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

           Performance Letter of Credit. A Letter of Credit which is not a Financial Letter of Credit.

           Permitted Liens.  See Section 7.2.

           Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

           Preferred Stock. The Series A Preferred Stock issued by the Parent pursuant to the Certificate of Designations, Preferences and Rights of Preferred Stock, Series A, dated as of September 29, 1997, consisting of not more than 2,500,000 shares.

           Pricing Ratio. As at the end of any fiscal quarter, the ratio of (a) Funded Debt to (b) EBITDA for the four fiscal quarters ending on such date.

           Pricing Table:

                                       APPLICABLE         APPLICABLE                              APPLICABLE
           PRICING RATIO               EURODOLLAR         BASE RATE          APPLICABLE           COMMITMENT
                                         MARGIN            MARGIN            L/C MARGIN              RATE
                                       (PER ANNUM)       (PER ANNUM)         (PER ANNUM)          (PER ANNUM)
           -------------               ----------      ---------------       ----------           -------------

         Less than 2.50:1                 1.75%             0.00%               1.75%                  0.375%

     Greater than or equal to             2.00%             0.00%               2.00%                  0.375%
    2.50:1 but less than 3.00:1

     Greater than or equal to             2.25%             0.25%               2.25%                  0.50%
    3.00:1 but less than 3.50:1

     Greater than or equal to             2.50%             0.50%               2.50%                  0.50%
              3.50:1

          Initial Pricing                 1.75%             0.00%               1.75%                  0.375%


Any change in the applicable margin shall become effective on the first day after receipt by the Banks of financial statements delivered pursuant to
Section 6.4(a) or (b) which indicate a change in the Pricing Ratio or, with respect to the Eurodollar Applicable Margin, on the first day of each Interest Period which begins three (3) or more days after receipt of such financial statements. If at any time such financial statements are not delivered within the time periods specified in Section 6.4(a) or (b), the applicable margin shall be the highest rate set forth in the respective column of the Pricing Table, subject to adjustment upon actual receipt of such financial statements. The initial pricing set forth in the table above shall be effective until the Borrowers deliver to the Agent a calculation of the Pricing Ratio for the fiscal quarter ending September 30, 1998.

           Notwithstanding the foregoing, after consummation of the Washington Merger and receipt by the Banks of financial statements recalculating the Pricing Ratio, after taking into account the Washington Merger, the table above will be replaced in its entirety with the table below:

                                       APPLICABLE            APPLICABLE                                       APPLICABLE
           PRICING RATIO               EURODOLLAR             BASE RATE              APPLICABLE               COMMITMENT
                                         MARGIN                MARGIN                L/C MARGIN                  RATE
                                       (PER ANNUM)           (PER ANNUM)            (PER ANNUM)               (PER ANNUM)
           -------------               ----------          -----------------        ------------           ---------------

         Less than 2.50:1                 1.5%                   0.00%                  1.50%                  0.375%

     Greater than or equal to
    2.50:1 but less than 3.00:1           1.75%                  0.00%                  1.75%                  0.375%

     Greater than or equal to
    3.00:1 but less than 3.50:1           2.00%                  0.00%                  2.00%                  0.50%

     Greater than or equal to             2.25%                  0.25%                  2.25%                  0.50%
              3.50:1


           Upon consummation of the Washington Merger and the Stock Offering, the preceding tables will be replaced in their entirety with the table below:


                                       APPLICABLE            APPLICABLE                                       APPLICABLE
           PRICING RATIO               EURODOLLAR             BASE RATE              APPLICABLE               COMMITMENT
                                         MARGIN                MARGIN                L/C MARGIN                  RATE
                                       (PER ANNUM)           (PER ANNUM)            (PER ANNUM)               (PER ANNUM)
           -------------               ----------          -----------------        ------------           ---------------

         Less than 2.00:1                 1.25%                  0.00%                  1.25%                  0.375%

     Greater than or equal to
    2.00:1 but less than 2.50:1           1.50%                  0.00%                  1.50%                  0.375%

     Greater than or equal to
    2.50:1 but less than 3.00:1           1.75%                  0.00%                  1.75%                  0.375%

     Greater than or equal to
    3.00:1 but less than 3.50:1           2.00%                  0.00%                  2.00%                  0.50%

     Greater than or equal to             2.25%                  0.25%                  2.25%                  0.50%
              3.50:1


           Prior Credit Agreement. That certain Revolving Credit Agreement among the Borrowers and the Agent, dated as of May 29, 1998, as amended and in effect as of the date hereof.

           Pro Forma Interest Expense (as used in a Compliance Certificate delivered in connection with a Material Acquisition). The annual interest obligations at the current rates of interest on existing Indebtedness of the Borrowers and the Indebtedness to be assumed or incurred in connection with an acquisition.

           RCRA.  See definition of Release.

           Real Property. All real property heretofore, now, or hereafter owned or leased by the Borrowers.

           Reimbursement Obligation. The Borrowers' obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 3.2.

           Release. Shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq. ("CERCLA") and the term "Disposal" (or "Disposed") shall have the meaning specified in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq. ("RCRA") and regulations promulgated thereunder; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of a state wherein the property lies establishes a meaning for "Release" or "Disposal" which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

           Replacement Bank.  See Section 4.11.

           Replacement Notice.  See Section 4.11.

           Reserve Rate. The rate, expressed as a decimal, at which the Banks would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any subsequent or similar regulation relating to such reserve requirements) against "Eurocurrency Liabilities" (as such term is defined in Regulation D), or against any other category of liabilities which might be incurred by the Banks to fund Eurodollar Loans, if such liabilities were outstanding.

           Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrowers pursuant to Section 2.

           Revolving Credit Notes. The promissory notes of the Borrowers evidencing the Revolving Credit Loans hereunder, dated as of the date hereof and in substantially the form of Exhibit A hereto.

           Scheduled Contracts. The certain contracts referenced in Schedule 7.2(b) to this Agreement, on terms and conditions and as in effect on the date hereof.

           Section 20 Subsidiary. A subsidiary of the bank holding company controlling any Bank, which subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

           Security Agreement. The Security Agreement among the Borrowers and the Agent, to be dated as of the Closing Date, as amended and in effect from time to time.

           Security Documents. The Security Agreement, Stock Pledge Agreements, and any other instruments or documents evidencing or perfecting the Agent's lien on the assets of the Borrowers for the benefit of the Banks.

           Seller Debt. Indebtedness of the Borrowers, including assumed obligations, incurred in connection with acquisitions after May 7th, 1998 of any stocks of, partnership or joint venture interests in, or assets of any Person and owing to the seller(s) of such stocks, partnership or joint venture interests, or assets (excluding Indebtedness of acquired companies which is discharged within 30 days of such acquisition); provided that such acquisitions are otherwise permitted pursuant to Section 7.4.

           Shrader. Shrader Refuse and Recycling Service Company, a Nebraska corporation and a wholly-owned Subsidiary of Parent.

           Stock Offering: The public offering by the Parent of its common stock within 180 days after the Closing Date, the net proceeds of which exceed $30,000,000.

           Stock Pledge Agreements. Collectively, (a) the Parent Stock Pledge Agreement, (b) the Amended and Restated Stock Pledge Agreement between W.C. of Washington and the Agent, pursuant to which 100% of the stock of W.C. International is pledged to the Agent for the benefit of the Banks, and (c) the Stock Pledge Agreement between Curry and the Agent, pursuant to which 100% of the stock of Oregon Waste is pledged to the Agent for the benefit of the Banks, each to be dated as of the Closing Date, as amended and in effect from time to time.

           Subsidiary. Any corporation, association, trust, or other business entity of which any Borrower shall at any time own directly, or indirectly through a Subsidiary or Subsidiaries, at least a majority of the outstanding capital stock or other interest entitled to vote generally.

           Sunshine. Sunshine Sanitation, Incorporated, a South Dakota corporation and a wholly-owned Subsidiary of the Parent.

           Sowers. Sowers' Sanitation, Inc., a South Dakota corporation and a wholly-owned Subsidiary of the Parent.

           Swap Contracts. Any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or other similar agreement (including any option to enter into any of the foregoing).

           Synthetic Lease. Any lease treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes.

           Total Commitment.  See Section 2.1.

           T&T. T & T Disposal, Inc., a Wyoming corporation and a wholly-owned Subsidiary of the Parent.

           Washington Merger. The pooling-of-interests merger among Murrey's Disposal Company, Inc., American Disposal Company, Inc., D.M. Disposal Co., Inc., Tacoma Recycling Company, Inc. and certain Subsidiaries of Parent pursuant to that certain Agreement and Plan of Merger, dated as of October 22, 1998.

           W.C. International. Waste Connections International, Inc., a Washington corporation and a wholly-owned Subsidiary of W.C. of Washington.

           W.C. of Washington. Waste Connections of Washington, Inc., a Washington corporation and a wholly-owned Subsidiary of the Parent.

           Year 2000 Issue. The risk that computer applications used by the Borrowers may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to, and any date after, December 31, 1999.

           SECTION 1.2.  RULES OF INTERPRETATION.

                     (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                     (b) The singular includes the plural and the plural includes the singular.

                     (c) A reference to any law includes any amendment or modification to such law.

                     (d) A reference to any Person includes its permitted successors and permitted assigns.

                     (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                     (f) The words "include," "includes" and "including" are not limiting.

                     (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

                     (h) Reference to a particular "Section" refers to that Section of this Credit Agreement unless otherwise indicated.

                     (i) The words "herein," "hereof," "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular Section or subdivision of this Credit Agreement.

                     (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

           SECTION 2.  THE REVOLVING CREDIT FACILITY.

           SECTION 2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time from the Closing Date to the Maturity Date, upon notice by the Borrowers to the Agent given in accordance with Section 2.6, its Commitment Percentage of the Revolving Credit Loans as are requested by the Borrowers, provided that the outstanding amount of Revolving Credit Loans, unpaid Reimbursement Obligations, and the Maximum Drawing Amount shall not exceed a maximum aggregate amount outstanding of $115,000,000 at any time, as such amount may be reduced or increased, as the case may be, pursuant to Section 2.2 hereof (the "Total Commitment"). The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in Section 9 and Section 10, as the case may be, have been satisfied on the date of such request.

           SECTION 2.2.  REDUCTION AND INCREASE OF TOTAL COMMITMENT.

           SECTION 2.2.1.  REDUCTION OF TOTAL COMMITMENT.

           a) The Borrowers shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to reduce by $1,000,000 or integral multiples of $500,000 in excess thereof, or terminate entirely, the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. The Agent will notify the Banks promptly after receiving any notice of the Borrowers delivered pursuant to this Section 2.2.1.

           (b) No reduction or termination of the Commitments once made may be revoked; the portion of the Commitments reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed.

           SECTION 2.2.2. INCREASE OF TOTAL COMMITMENT. Unless a Default or Event of Default has occurred and is continuing, the Borrowers may request that the Total Commitment be increased by an aggregate amount of up to $10,000,000 provided that the Total Commitment shall not in any event exceed $125,000,000 hereunder, subject to the approval of the Agent, provided, however, that (i) any Bank which is a party to this Credit Agreement prior to such increase shall have the first option, and may elect, to fund its pro rata share of the increase, thereby increasing its Commitment hereunder, but no Bank shall be required to do so, (ii) in the event that it becomes necessary to include a new Bank to provide additional funding under this Section 2.2.2, such new Bank must be reasonably acceptable to the Agent and the Borrowers, and (iii) Banks' Commitment percentages shall be correspondingly adjusted, as necessary, to reflect any increase in the total commitment and Schedule 1 shall be amended to reflect such adjustments.

           SECTION 2.3. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made, in connection with a Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's records reflecting the making of such Loan or the receipt of such payment (as the case may be). The outstanding amount of the Loans set forth on such Bank's record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligation of the Borrowers hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

           SECTION 2.4. INTEREST ON REVOLVING CREDIT LOANS. The outstanding principal amount of the Revolving Credit Loans shall bear interest at the rate per annum equal to (a) the Base Rate plus the Applicable Base Rate Margin on Base Rate Loans or (b) the Eurodollar Rate plus the Applicable Eurodollar Margin on Eurodollar Loans. Interest shall be payable (i) quarterly in arrears on the first Business Day of each calendar quarter, commencing January 1, 1999, on Base Rate Loans, (ii) on the last day of the applicable Interest Period, and if such Interest Period is longer than three (3) months, also on the day which is three
(3) months after the commencement of such Interest Period, on Eurodollar Loans, and (iii) on the Maturity Date for all Revolving Credit Loans.

           SECTION 2.5. ELECTION OF EURODOLLAR RATE; NOTICE OF ELECTION; INTEREST PERIODS; MINIMUM AMOUNTS.

                     (a) At the Borrowers' option, so long as no Default or Event of Default has occurred and is then continuing, the Borrowers may (i) elect to convert any Revolving Credit Loan which is a Base Rate Loan or a portion thereof to a Eurodollar Loan, (ii) at the time of any Loan and Letter of Credit Request, specify that a requested Revolving Credit Loan shall be a Eurodollar Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurodollar Loan as such, provided that the Borrowers give notice to the Agent pursuant to Section 2.5(b) hereof. Upon determining any Eurodollar Rate, the Agent shall forthwith provide notice thereof to the

Borrowers and the Banks, and each such notice to the Borrowers and the Banks shall be considered prima facie correct and binding, absent manifest error.

                     (b) Three (3) Eurodollar Business Days prior to the making of any Eurodollar Loan or the conversion of any Base Rate Loan to a Eurodollar Loan, or, in the case of an outstanding Eurodollar Loan, the expiration date of the applicable Interest Period, the Borrowers shall give telephonic notice (confirmed by telecopy on the same Eurodollar Business Day) to the Agent not later than 11:00 a.m. (Boston time) of their election pursuant to Section 2.5(a). Each such notice delivered to the Agent shall specify the aggregate principal amount of the Loans to be borrowed or maintained as or converted to Eurodollar Loans and the requested duration of the Interest Period that will be applicable to such Eurodollar Loan, and shall be irrevocable and binding upon the Borrowers. If the Borrowers shall fail to give the Agent notice of their election hereunder together with all of the other information required by this
Section 2.5(b) with respect to any Revolving Credit Loan, such Loan shall be deemed a Base Rate Loan. In the event that the Borrowers fail to provide any such notice with respect to the continuation of any Eurodollar Loan as such, then such Eurodollar Loan shall be automatically converted to a Base Rate Loan at the end of the then expiring Interest Period relating thereto.

                     (c) Notwithstanding anything herein to the contrary, the Borrowers may not specify an Interest Period that would extend beyond the Maturity Date.

                     (d) All Revolving Credit Loans shall be in a minimum amount of $500,000 or integral multiples of $100,000 in excess thereof. In no event shall the Borrowers have more than five (5) different maturities of Eurodollar Loans outstanding at any time.

           SECTION 2.6. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrowers shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed by telecopy on the same Business Day in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan and Letter of Credit Request") not later than (a) 11:00 a.m. Boston time one (1) Business Day prior to the proposed Drawdown Date of any Revolving Credit Loan which is a Base Rate Loan, or (b) 11:00 a.m. Boston time three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Loan. Each such notice shall be given by the Borrowers and shall specify the principal amount of the Revolving Credit Loan requested and shall include a current Loan and Letter of Credit Request reflecting the Maximum Drawing Amount. Each Loan and Letter of Credit Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each of the representations and warranties made by or on behalf of the Borrowers to the Banks or the Agent in this Credit Agreement or any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Credit Agreement, be deemed to be repeated on and as of the date of the submission of any Loan and Letter of Credit Request and on and as of the Drawdown Date of such Revolving Credit Loan, or the date of issuance of such Letter of Credit (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties expressly relate solely to an earlier date). The Agent shall promptly notify each Bank of each Loan and Letter of Credit Request received by the Agent.

           SECTION 2.7.  FUNDS FOR REVOLVING CREDIT LOANS.

           (a) Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loan, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 9 and 10 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrowers in immediately available funds the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

           (b) The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence, absent manifest error, of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

           SECTION 2.8. MATURITY OF THE LOANS. The Revolving Credit Loans shall be due and payable on the Maturity Date. The Borrowers jointly and severally promise to pay on the Maturity Date all Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

           SECTION 2.9. MANDATORY REPAYMENTS OF THE REVOLVING CREDIT LOANS. If at any time the outstanding amount of the Revolving Credit Loans plus the Maximum Drawing Amount plus unpaid Reimbursement Obligations exceeds the Total Commitment, whether by reduction of the Total Commitment or otherwise, then the Borrowers shall immediately pay the amount of such excess to the Agent for application to the Revolving Credit Loans, or if no Revolving Credit Loans shall be outstanding, to be held by the Agent as collateral security for the Reimbursement Obligations, provided, however, that if the amount of cash collateral held by the Agent pursuant to this Section 2.9 exceeds the amount of the Obligations, the Agent shall return such excess to the Borrowers.

           SECTION 2.10. OPTIONAL PREPAYMENTS OR REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrowers shall have the right, at their election, to repay or prepay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium (other than the obligation to reimburse the Banks and the Agent pursuant to Section 4.8 hereof). The Borrowers shall give written notice to the Agent (or telephonic notice confirmed in writing) no later than (a) 1:00 p.m. (Boston time) on the Business Day of the proposed prepayment or repayment of any Base Rate Loan or (b) 1:00 p.m. (Boston time) three (3) Eurodollar Business Days prior to the proposed prepayment or repayment of any Eurodollar Loan, in each case specifying the proposed date of prepayment or repayment of Revolving Credit Loans and the principal amount to be paid. Each such partial repayment of the Revolving Credit Loans shall be $500,000 or integral multiples of $500,000 in excess thereof, and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of repayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of Eurodollar Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Loans, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

           SECTION 3.  LETTERS OF CREDIT.

           SECTION 3.1.  LETTER OF CREDIT COMMITMENTS.

                     (a) Subject to the terms and conditions hereof and the execution and receipt of a Loan and Letter of Credit Request reflecting the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit) and a Letter of Credit Application, the Agent, on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 3.1(b) and upon the representations and warranties of the Borrowers contained herein, agrees to issue standby letters of credit, in such form as may be requested from time to time by the Borrowers and agreed to by the Agent; provided, however, that, after giving effect to such request, the Maximum Drawing Amount shall not exceed the lesser of (i) $15,000,000 or (ii) the Total Commitment minus the aggregate outstanding amount of the Revolving Credit Loans. No Letter of Credit shall have an expiration date later than the earlier of (i) one (1) year after the date of issuance of the Letter of Credit (which may incorporate automatic renewals for periods of up to one (1) year, provided that the Agent may, upon 30 days' notice to the beneficiary, cancel such Letter of Credit which has been renewed beyond its initial one (1) year term), or (ii) thirty (30) days prior to the Maturity Date.

                     (b) Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage thereof, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit issued in accordance with the terms hereof to the extent that such amount is not reimbursed by the Borrowers pursuant to Section 3.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                     (c) Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under Section 3.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 3.2.

                     (d) The parties hereby agree that the Letters of Credit issued under the Prior Credit Agreement shall be Letters of Credit under this Credit Agreement. In addition, this Credit Agreement shall constitute the Reimbursement Agreement referred to in the Madera Bond Documents.

           SECTION 3.2. REIMBURSEMENT OBLIGATION OF THE BORROWERS. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrowers hereby agree to reimburse or pay to the Agent with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder as follows:

                     (a) on each date that any draft presented under any Letter of Credit is honored by the Agent or the Agent otherwise makes payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit; provided however, if the Borrowers do not reimburse the Agent on the Drawdown Date, such amount shall, provided that no Event of Default under Sections 12.1(h) or 12.1(i) has occurred, become automatically a Revolving Credit Loan which is a Base Rate Loan advanced hereunder in an amount equal to such sum; and

                     (b) upon the Maturity Date, or the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations in accordance with Section 12, an amount equal to the Maximum Drawing Amount, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

           SECTION 3.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. On the date that such draft is paid or other payment is made by the Agent, the Agent shall promptly notify the Banks of the amount of any unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Reimbursement Obligation, together with an amount equal to the product of (a) the weighted average, computed for the period referred to in clause (c) below, of the interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that have elapsed from and including the date the Agent paid the draft presented for honor or otherwise made payment until the date on which such Bank's Commitment Percentage of such unpaid Reimbursement Obligation shall become immediately available to the Agent, and the denominator of which is 365. The responsibility of the Agent to the Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

           SECTION 3.4. OBLIGATIONS ABSOLUTE. The Borrowers' obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. Subject to the obligations of the Banks pursuant to Article V of the Uniform Commercial Code and the obligations of the Agent pursuant to the last sentence of Section 3.3, the Borrowers further agree with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrowers' Reimbursement Obligations under Section 3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Agent or any Bank to the Borrowers.

           SECTION 3.5. RELIANCE BY AGENT. To the extent not inconsistent with
Section 3.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent.

           SECTION 4. FEES, PAYMENTS, AND COMPUTATIONS; JOINT AND SEVERAL LIABILITY.

           SECTION 4.1. FEES.

                     (a) COMMITMENT FEE. The Borrowers jointly and severally agree to pay to the Agent, for the respective account of each Bank, a fee (the "Commitment Fee") equal to the Applicable Commitment Rate multiplied by the average daily amount of the unused portion of such Bank's Commitment during each calendar quarter or portion thereof from the Closing Date to the Maturity Date (or to the date of termination in full of the Total Commitment, if earlier). The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on January 1, 1998, with a final payment on the Maturity Date.

                     (b) LETTER OF CREDIT FEES. The Borrowers shall pay a fee (the "Letter of Credit Fee") equal to (i) the Applicable L/C Margin multiplied by the Maximum Drawing Amount of each Financial Letter of Credit plus (ii) 50% of the Applicable L/C Margin multiplied by the Maximum Drawing Amount of each Performance Letter of Credit. Such Letter of Credit Fee shall be payable to the Agent for the account of the Banks, to be shared pro rata by the Banks in accordance with their respective Commitment Percentages. The Borrowers shall also pay a fee (the "Issuance Fee") to the Agent, for its own account, equal to 0.125% per annum on the Maximum Drawing Amount of all Letters of Credit issued by such Bank, plus its customary administrative charges. The Letter of Credit Fee and the Issuance Fee shall be payable for the number of days each Letter of Credit is outstanding, and shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, and on the Maturity Date.

           SECTION 4.2.  PAYMENTS.

                     (a) All payments of principal, interest, Reimbursement Obligations, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, to be received at the Agent's Head Office in immediately available funds by 12:00 p.m. (Boston time) on any due date.

                     (b) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrowers. In the event that the Borrowers are required to make such deduction or withholding as a result of the fact that a Bank is organized outside of the United States, such Bank shall use its reasonable best efforts to transfer its Loans to an affiliate organized within the United States if such transfer would have no adverse effect on such Bank or the Loans. The Borrowers will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

                     (c) Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension; provided that any Interest Period for any Eurodollar Loan which ends on a day that is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day.

           SECTION 4.3. COMPUTATIONS. All computations of interest on Base Rate Loans and of Commitment Fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 365-day year (or 366-day year, as applicable) and paid for the actual number of days elapsed. All computations of interest on Eurodollar Loans shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed.

           SECTION 4.4. CAPITAL ADEQUACY. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Bank or the Agent or any corporation controlling such Bank or the Agent, and such Bank or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of such Bank's or the Agent's Loans, Letter of Credit Participations or Letters of Credit, or commitment with respect thereto, then such Bank or the Agent may notify the Borrowers of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate (if relating to Base Rate Loans), the Borrowers and such Bank or (as the case may be) the Agent shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrowers receive such notice, an adjustment payable hereunder that will adequately compensate such Bank or the Agent in light of these circumstances. If the Borrowers and such Bank or the Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's or the Agent's reasonable determination, provide adequate compensation. Each Bank and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.


           SECTION 4.5. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Section 4.4 and a reasonable explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

           SECTION 4.6. INTEREST ON OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin plus two (2) percentage points (2.00%) until such amount shall be paid in full (after, as well as before, judgment).

           SECTION 4.7. INTEREST LIMITATION. Notwithstanding any other term of this Credit Agreement or any Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under any Note by any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Credit Agreement, the Notes, the Letter of Credit Applications, or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

           SECTION 4.8. EURODOLLAR INDEMNITY. The Borrowers agree to indemnify the Banks and the Agent and to hold them harmless from and against any loss, cost or expenses (including loss of anticipated profits) that the Banks and the Agent may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by any Bank or the Agent to lenders of funds obtained by it in order to maintain its Eurodollar Loans, (b) a prepayment of principal on any Eurodollar Loan, including prepayments which are the result of acceleration by the Banks, or (c) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) notice pursuant to Section 2.5 or Section 2.6, the making of any payment of a Eurodollar Loan or the making of any conversion of any such Eurodollar Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by any Bank to lenders of funds obtained by it in order to maintain any such Loans.

           SECTION 4.9. ILLEGALITY; INABILITY TO DETERMINE EURODOLLAR RATE. Notwithstanding any other provision of this Credit Agreement, if (a) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to the Agent or any Bank shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for any Bank or the Agent to perform its obligations in respect of any Eurodollar Loans, or (b) if any Bank or the Agent shall reasonably determine with respect to Eurodollar Loans that (i) by reason of circumstances affecting any Eurodollar interbank market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to such Bank or the Agent in any Eurodollar interbank market, or (iii) the Eurodollar Rate does not or will not accurately reflect the cost to such Bank or the Agent of obtaining or maintaining the applicable Eurodollar Loans during any Interest Period, then such Bank or the Agent shall promptly give telephonic, telex or cable notice of such determination to the Borrowers (which notice shall be conclusive and binding upon the Borrowers). Upon such notification by such Bank or the Agent, the obligation of such Bank or the Agent to make Eurodollar Loans shall be suspended until such Bank or the Agent determines that such circumstances no longer exist, and the outstanding Eurodollar Loans shall continue to bear interest at the applicable rate based on the Eurodollar Rate until the end of the applicable Interest Period, and thereafter shall be deemed converted to Base Rate Loans in equal principal amounts.

           SECTION 4.10. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall impose on any Bank any tax, levy, impost, duty, charge fees, deduction or withholdings of any nature or requirements with respect to this Credit Agreement, the other Loan Documents, the Loans, such Bank's Commitment, the Letters of Credit or any class of loans or commitments or letters of credit of which any of the Loans, the Commitments or the Letters of Credit forms a part, and the result of any of the foregoing is:

                     (i) to increase the cost to such Bank of making, funding, issuing, renewing, extending or maintaining the Loans, such Bank's Commitment, or the Letters of Credit; or

                     (ii) to reduce the amount of principal, interest or other amount payable to such Bank hereunder on account of such Bank's Commitment, the Loans, or drawings under the Letters of Credit, or

                     (iii) to require such Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Bank at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank such additional amounts as will be sufficient to compensate such Bank for such additional cost, reduction, payment or foregone interest or other sum (after such Bank shall have allocated the same fairly and equitably among all customers of any class generally affected thereby).

           SECTION 4.11. REPLACEMENT OF BANKS. If any Bank (an "Affected Bank")
(i) makes demand upon the Borrowers for (or if the Borrowers are otherwise required to pay) amounts pursuant to Sections 4.4 or 4.10 or (ii) is unable to make or maintain Eurodollar Loans as a result of a condition described in Section 4.9, the Borrowers may, within 90 days of receipt of such demand or notice (or the occurrence of such other event causing the Borrowers to be required to pay such compensation or causing Section 4.9 to be applicable), by notice in writing to the Agent and such Affected Bank (a "Replacement Notice")
(A) request the Affected Bank to cooperate with the Borrowers in obtaining a replacement bank satisfactory to the Agent and the Borrowers (the "Replacement Bank"); (B) request the non-Affected Banks to acquire and assume all of the Affected Bank's Loans and Commitment, as provided herein, but none of such Banks shall be under an obligation to do so; or (C) designate a Replacement Bank reasonably satisfactory to the Agent. If any satisfactory Replacement Bank shall be obtained, and/or any of the non-Affected Banks shall agree to acquire and assume all of the Affected Bank's Loans and Commitment, then such Affected Bank shall, so long as no Event of Default shall have occurred and be continuing, assign, in accordance with Section 17, all of its Commitment, Loans, Notes and other rights and obligations under this Credit Agreement and all other Loan Documents to such Replacement Bank or non-Affected Banks, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Bank; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Bank and such Replacement Bank and/or non-Affected Banks, as the case may be, and (ii) prior to any such assignment, the Borrowers shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under Sections 4.4, 4.8, 4.9 and 4.10. Upon the effective date of such assignment, the Borrowers shall issue replacement Notes to such Replacement Bank and/or non-Affected Banks, as the case may be, and such institution shall become a "Bank" for all purposes under this Credit Agreement and the other Loan Documents.

           SECTION 4.12. CONCERNING JOINT AND SEVERAL LIABILITY OF THE
BORROWERS.

           (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Banks under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

           (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.12), it being the intention of the parties hereto that all of the Obligations shall be the joint and several Obligations of each of the Borrowers without preferences or distinction among them.

           (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

           (d) The Obligations of each of the Borrowers under the provisions of this Section 4.12 constitute full recourse Obligations of each of the Borrowers enforceable against each such corporation to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstance whatsoever.

           (e) Except as otherwise expressly provided in this Credit Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under this Credit Agreement, notice of any action at any time taken or omitted by the Banks under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Banks at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Banks in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Banks with respect to the failure by any of the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 4.12, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this Section 4.12, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this Section 4.12 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this Section 4.12 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re-construction or similar proceeding with respect to any of the Borrowers or the Banks. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers or the Banks.

           (f) The provisions of this Section 4.12 are made for the benefit of the Banks and their successors and assigns, and may be enforced in good faith by them from time to time against any or all of the Borrowers as often as the occasion therefor may arise and without requirement on the part of the Banks first to marshal any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 4.12 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 4.12 will forthwith be reinstated in effect, as though such payment had not been made.

           SECTION 5. REPRESENTATIONS AND WARRANTIES. The Borrowers jointly and severally represent and warrant to the Banks that on and as of the date of this Credit Agreement, each Drawdown Date, and the date of issuance of any Letter of Credit (with any disclosure on a schedule pursuant to this Section 5 applying to all relevant representations and warranties, regardless of whether such schedule is referenced in each relevant representation):

           SECTION 5.1.  CORPORATE AUTHORITY.

           (a) INCORPORATION; GOOD STANDING. Each Borrower (i) is a corporation duly organized, validly existing and in good standing or in current status under the laws of its respective state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of such Borrower.

           (b) AUTHORIZATION. The execution, delivery and performance of the Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate authority of each Borrower, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to any Borrower so as to materially adversely affect the assets, business or any activity of the Borrowers, and (iv) do not conflict with any provision of the corporate charter or bylaws of any Borrower or any agreement or other instrument binding upon them.

           (c) ENFORCEABILITY. The execution, delivery and performance of the Loan Documents will result in valid and legally binding obligations of the Borrowers enforceable against each in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

           SECTION 5.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrowers of the Loan Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

           SECTION 5.3. TITLE TO PROPERTIES; LEASES. The Borrowers own all of the assets reflected in the consolidated balance sheets as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, capitalized leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

           SECTION 5.4.  FINANCIAL STATEMENTS; SOLVENCY.

                     (a) There has been furnished to the Banks audited consolidated financial statements of the Borrowers dated the Balance Sheet Date. Said financial statements have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of the Borrowers on a consolidated basis, as at the close of business on the date thereof and the results of operations for the period then ended. There are no contingent liabilities of the Borrowers involving material amounts, known to the officers of the Borrowers, which have not been disclosed in said balance sheets and the related notes thereto or otherwise in writing to the Banks.

                     (b) The Borrowers on a consolidated basis (both before and after giving effect to the transactions contemplated by this Credit Agreement) are and will be solvent (i.e., they have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured) and have, and expect to have, the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

           SECTION 5.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date, there have occurred no material adverse changes in the financial condition or businesses of the Borrowers, taken as a whole, as shown on or reflected in the consolidated balance sheet of the Borrowers as of the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended. Since the Balance Sheet Date, there have not been any Distributions other than as permitted by Section 7.6 hereof.

           SECTION 5.6. PERMITS, FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each Borrower possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their businesses substantially as now conducted without known conflict with any rights of others.

           SECTION 5.7. LITIGATION. Except as shown on Schedules 5.7 and 5.16 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of any Borrower, threatened against any Borrower before any court, tribunal or administrative agency or board which, if adversely determined, might, either in any individual case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrowers, taken as a whole, or materially impair the right of the Borrowers, taken as a whole, to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet or which question the validity of any of the Loan Documents or any action taken or to be taken pursuant hereto or thereto.

           SECTION 5.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. No Borrower is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrowers' officers has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers, taken as a whole. No Borrower is a party to any contract or agreement which in the judgment of the Borrowers' officers has or is expected to have any materially adverse effect on the business of the Borrowers, taken as a whole, except as otherwise reflected in adequate reserves.

           SECTION 5.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. No Borrower is violating any provision of its charter documents or by-laws or any agreement or instrument by which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of any Borrower. All Material Contracts (a complete and accurate list of which is attached hereto as Schedule 5.9) are in full force and effect, and no default or event of default has occurred and is continuing under any Material Contract.

           SECTION 5.10. TAX STATUS. Each Borrower has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject (unless and only to the extent that such Borrower has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes); and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

           SECTION 5.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing as of the date of this Credit Agreement.

           SECTION 5.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. No Borrower is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them a "registered investment company," or an "affiliated company" or a "principal underwriter" of a "registered investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

           SECTION 5.13. ABSENCE OF FINANCING STATEMENTS, ETC. Other than Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any Borrower, or any rights relating thereto.

           SECTION 5.14.  EMPLOYEE BENEFIT PLANS.

           (a) Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by
Section 412 of ERISA. Each Borrower has
heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

           (b) No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. A Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower without liability to any Person other than for claims arising prior to termination.

           (c) Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and no Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of
Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

           (d) No Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under
Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. No Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

           SECTION 5.15.  USE OF PROCEEDS.

                     SECTION 5.15.1. GENERAL. The proceeds of the Loans shall be used solely as follows: (a) to finance acquisitions permitted pursuant to
Section 7.4; and (b) for capital expenditures, working capital, and general corporate purposes.

                     SECTION 5.15.2. REGULATIONS U AND X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

                     SECTION 5.15.3. INELIGIBLE SECURITIES. No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of (a) knowingly purchasing, or providing credit support for the purchase of, Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (b) knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period, any Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or
(c) making, or providing credit support for the making of, payments of principal or interest on Ineligible Securities underwritten or privately placed by a
Section 20 Subsidiary and issued by or for the benefit of the Borrowers or other Affiliate of the Borrowers.

           SECTION 5.16. ENVIRONMENTAL COMPLIANCE. Each Borrower has investigated the past and present condition and usage of the Real Property and the operations conducted thereon and, based upon such diligent investigation, has determined that, except as shown on Schedule 5.16:

           (a) No Borrower, nor any operator of the Borrowers' properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under RCRA, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (the "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrowers on a consolidated basis.

           (b) No Borrower has received notice from any third party, including, without limitation: any federal, state or local governmental authority, (i) that any of the Borrowers has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C.
Section 6903(5), any hazardous substances as defined by 42 U.S.C.
Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C.
Section 9601(33) or
any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any of the Borrowers has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

           (c) Except where it would not have a material adverse effect on the value of the Real Property, (i) no portion of the Real Property has been used for the handling, processing, storage or disposal of Hazardous Substances; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Borrowers, or operators of the Real Property, no Hazardous Substances have been generated or are being used on such properties; (iii) there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property; (iv) to the best of the Borrowers' knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the Real Property which, through soil or groundwater contamination, may have come to be located on such properties; and (v) in addition, when required under applicable Environmental Laws, any Hazardous Substances that have been generated on the Real Property have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities, to the best of the Borrowers' knowledge, have been and are operating in material compliance with such permits and applicable Environmental Laws.

           (d) None of the Real Property is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

           SECTION 5.17. PERFECTION OF SECURITY INTERESTS. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable under applicable law to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses.

           SECTION 5.18. TRANSACTIONS WITH AFFILIATES. Except as disclosed in
Schedule 5.18 or filings made by the Borrowers under the Securities Exchange Act of 1934 prior to the Closing Date, and except for arm's length transactions pursuant to which a Borrower makes payments in the ordinary course of business upon terms no less favorable than such Borrower could obtain from third parties, none of the officers, directors, or employees of any Borrower is presently a party to any transaction with another Borrower

(other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of any Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

           SECTION 5.19. SUBSIDIARIES. Schedule 2 sets forth a complete and accurate list of the Subsidiaries of the Parent, including the name of each Subsidiary, the location of its chief executive office, and its jurisdiction of incorporation, together with the number of authorized and outstanding shares of each Subsidiary. Each Subsidiary listed on Schedule 2 is (a) wholly owned by the Parent (except as noted in such Schedule) and (b) is a Borrower hereunder, 100% of the assets and stock of which have been pledged to the Agent on behalf of the Banks (subject to Section 7.2(h)) pursuant to the Security Documents. The Parent has good and marketable title to all of the shares it purports to own of the stock of each such Subsidiary, and each other Borrower has good and marketable title to all of the shares it purports to own of the stock of such Subsidiary, free and clear in each case of any lien. All such shares have been duly issued and are fully paid and non-assessable.

           SECTION 5.20. TRUE COPIES OF CHARTER AND OTHER DOCUMENTS. Each Borrower has furnished the Agent copies, in each case true and complete as of the Closing Date, of its (a) charter and other incorporation documents and (b) by-laws, each including any amendments thereto.

           SECTION 5.21. DISCLOSURE. Neither this Credit Agreement, nor any of the other Loan Documents, nor any document or information furnished by the Borrowers in connection therewith contains any untrue statement of a material fact or omits to state a material fact (known to any Borrower in the case of any document or information not furnished by the Borrowers) necessary in order to make the statements herein or therein not misleading. There is no fact known to any Borrower which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, or financial condition of any Borrower, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

           SECTION 5.22.  CAPITALIZATION.

           (a) As of October 31, 1998, the authorized capital stock of the Parent consists of 50,000,000 shares of common stock (par value $0.01 per share) of which 9,314,964 shares were outstanding as of such date. All of such outstanding shares are fully paid and non-assessable. In addition, as of October 31, 1998, the Board of Directors of the Parent has duly reserved 1,401,000 shares of the Parent's common stock for issuance pursuant to outstanding warrants, and has reserved 1,200,000 shares of the Parent's common stock for issuance upon the exercise of outstanding employee stock options.

           (b) The shares of the capital stock of the Subsidiaries pledged to the Agent pursuant to the Stock Pledge Agreements are held of record as set forth on the respective Annex A to each Stock Pledge Agreement. Such capital stock constitutes, of record, 100% of the outstanding capital stock of each such Subsidiary, and, to our knowledge, on a fully-diluted basis, 100% of such outstanding capital stock.

           SECTION 5.23. YEAR 2000 ISSUE. The Borrowers have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Issue. Based on such review and program, the Year 2000 Issue will not have a material adverse effect on their business and operations.

           SECTION 6. AFFIRMATIVE COVENANTS OF THE BORROWERS. The Borrowers jointly and severally covenant and agree that, so long as any Loan or Note is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend, or renew any Letters of Credit hereunder:

           SECTION 6.1. PUNCTUAL PAYMENT. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, fees and other amounts provided for in this Credit Agreement and the other Loan Documents, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

           SECTION 6.2. MAINTENANCE OF OFFICES. The Parent will maintain its chief executive offices at 2260 Douglas Boulevard, Suite 280, Roseville, California 95661, and each Subsidiary will maintain its chief executive offices at the location set forth on Schedule 2, or at such other place in the United States as the Borrowers shall designate upon 30 days' prior written notice to the Agent.

           SECTION 6.3. RECORDS AND ACCOUNTS. Each Borrower will (i) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves, and (iii) at all times engage the Accountants as the independent certified public accountants of the Borrowers.

           SECTION 6.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrowers will deliver to the Banks:

           (a) as soon as practicable, but, in any event not later than 90 days after the end of each fiscal year of the Borrowers, the consolidated and consolidating balance sheets of the Borrowers as at the end of such year, statements of cash flows, and the related consolidated and consolidating statements of operations, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated and consolidating financial statements to be in reasonable detail, prepared in accordance with GAAP and, with respect to the consolidated financial statements, certified by the

Accountants. In addition, simultaneously therewith, the Borrowers shall use reasonable efforts to provide the Banks with a written statement from the Accountants to the effect that the Borrowers are in compliance with the covenants set forth in Section 8 hereof, and that, in making the examination necessary to said certification, nothing has come to the attention of the Accountants that would indicate that any Default or Event of Default exists, or, if the Accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that the Accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

           (b) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of the Borrowers, copies of the consolidated and consolidating balance sheets and statement of operations of the Borrowers as at the end of such quarter, subject to year end adjustments, and the related statement of cash flows, all in reasonable detail and prepared in accordance with GAAP, with a certification by the principal financial or accounting officer of the Borrowers (the "CFO") that the consolidated financial statements are prepared in accordance with GAAP and fairly present the consolidated financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the period then ended;

           (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a statement in the form of Exhibit C hereto (the "Compliance Certificate") certified by the CFO that the Borrowers are in compliance with the covenants contained in Sections 6, 7 and 8 hereof as of the end of the applicable period setting forth in reasonable detail computations evidencing such compliance, provided that if the Borrowers shall at the time of issuance of such certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrowers shall include in such certificate or otherwise deliver forthwith to the Banks a certificate specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto and a certificate of the Borrowers' Chief Operating Officer in the form attached hereto as Exhibit D with respect to environmental matters;

           (d) contemporaneously with or promptly following the delivery thereof to the boards of directors of the Borrowers, copies of the financial statements, financial projections and annual budget concerning the Borrowers in substantially the same form in which such information is supplied to the boards of directors of the Borrowers;

           (e) contemporaneously with, or promptly following, the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrowers; and

           (f) from time to time, such other financial data and other information (including accountants' management letters) as the Banks may reasonably request.

           The Borrowers hereby authorize the Banks to disclose any information obtained pursuant to this Credit Agreement to all appropriate governmental regulatory authorities where required by law; provided, however, that this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by the Banks of any such information which the Borrowers have or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time.

           SECTION 6.5. CORPORATE EXISTENCE AND CONDUCT OF BUSINESS. Each Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights and franchises; effect and maintain its foreign qualifications, licensing, domestication or authorization except as terminated by such Borrower's Board of Directors in the exercise of its reasonable judgment and except where the failure of a Borrower to remain so qualified would not materially adversely impair the financial condition of the Borrowers on a consolidated basis; use its best efforts to comply with all applicable laws; and shall not become obligated under any contract or binding arrangement which, at the time it was entered into would materially adversely impair the financial condition of the Borrowers on a consolidated basis. Each Borrower will continue to engage primarily in the businesses now conducted by it and in related businesses.

           SECTION 6.6. MAINTENANCE OF PROPERTIES. The Borrowers will cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Borrowers from discontinuing the operation and maintenance of any of their properties if such discontinuance is, in the judgment of the Borrowers, desirable in the conduct of their business and which does not in the aggregate materially adversely affect the businesses of the Borrowers on a consolidated basis.

           SECTION 6.7. INSURANCE. The Borrowers will maintain with financially sound and reputable insurance companies, funds or underwriters' insurance of the kinds, covering the risks (other than risks arising out of or in any way connected with personal liability of any officers and directors thereof) and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrowers, but in no event less than that required under Section 7 of the Security Agreement. In addition, the Borrowers will furnish from time to time, upon the Agent's request, a summary of the insurance coverage of each of the Borrowers, which summary shall be in form and substance satisfactory to the Agent and, if requested by the Agent, will furnish to the Agent copies of the applicable policies.

           SECTION 6.8. TAXES. The Borrowers will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions which in the aggregate are not material to the business or assets of any Borrower on an individual basis or of the Borrowers on a consolidated basis) imposed upon it and its real properties, sales and activities, or any material part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any material portion of its property, unless such lien is a Permitted Lien; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Borrowers will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

           SECTION 6.9. INSPECTION OF PROPERTIES, BOOKS, AND CONTRACTS. The Borrowers will permit the Banks, the Agent or any of their designated representatives, upon reasonable notice and during normal business hours, to visit and inspect any of their properties, to examine their books of account (including the making of periodic accounts receivable reviews), or contracts (and to make copies thereof and extracts therefrom), and to discuss their affairs, finances and accounts with, and to be advised as to the same by, their officers, all at such times and intervals as the Banks may reasonably request.

           SECTION 6.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS; MAINTENANCE OF MATERIAL LICENSES AND PERMITS. The Borrowers will (i) comply with the provisions of their charter documents and by-laws and all agreements and instruments by which they or any of their properties may be bound; and (ii) comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including, without limitation, all environmental permits hereto ("Applicable Laws"), except where noncompliance with such Applicable Laws would not have a material adverse effect in the aggregate on the consolidated financial condition, properties or businesses of the Borrowers. If at any time while the Notes, or any Loan or Letter of Credit is outstanding or any Bank or the Agent has any obligation to make Loans or issue Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrowers may fulfill any of their obligations hereunder, the Borrowers will immediately take or cause to be taken all reasonable steps within the power of the Borrowers to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

           SECTION 6.11. ENVIRONMENTAL INDEMNIFICATION. Each Borrower covenants and agrees that it will indemnify and hold the BAnks harmless from and against any and all claims, expense, damage, loss or liability incurred by the Banks (including all costs of legal representation incurred by the Banks) relating to
(a) any release or threatened release of hazardous substances on the Real Property; (b) any violation of any Environmental Laws with respect to conditions at the Real Property or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which any Borrower or its predecessors are alleged to have directly or indirectly disposed of hazardous substances. It is expressly acknowledged by each Borrower that this covenant of indemnification shall include claims, expense, damage, loss or liability incurred by the Banks based upon the Banks' negligence, and this covenant shall survive any foreclosure or any modification, release or discharge of the Loan Documents or the payment of the Loans and shall inure to the benefit of the Banks, their successors and assigns.

           SECTION 6.12. FURTHER ASSURANCES. The Borrowers will cooperate with the Banks and execute such further instruments and documents as the Banks shall reasonably request to carry out to the Banks' satisfaction the transactions contemplated by this Credit Agreement and the Loan Documents.

           SECTION 6.13. NOTICE OF POTENTIAL CLAIMS OR LITIGATION. The Borrowers will deliver to the Banks, within 30 days of receipt thereof, written notice of the initiation of any action, claim, complaint, or any other notice of dispute or potential litigation (including without limitation any alleged violation of any Environmental Law), wherein the potential liability is in excess of $250,000, together with a copy of each such notice received by any Borrower.

           SECTION 6.14. NOTICE OF CERTAIN EVENTS CONCERNING INSURANCE AND ENVIRONMENTAL CLAIMS.

                     (a) The Borrowers will provide the Banks with written notice as to any material cancellation or material change in any insurance of the Borrowers within ten (10) Business Days after the Borrowers' receipt of any notice (whether formal or informal) of such cancellation or change by any of their insurers.

                     (b) The Borrowers will promptly notify the Banks in writing of any of the following events:

                               (i) upon any Borrower  obtaining  knowledge of
any violation of any Environmental Law regarding the Real Property or any Borrower's operations, which violation could have a material adverse effect on the Real Property or on such Borrower's operations; (ii) upon any Borrower obtaining knowledge of any potential or known Release or threat of Release of any Hazardous Substance at, from, or into the Real Property which any Borrower reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which could materially affect the value of the Real Property; (iii) upon any Borrower's receipt of any notice of violation of any Environmental Laws or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to
(A) any Borrower's or any Person's operation of the Real Property, (B) contamination on, from or into the Real Property, or (C) investigation or remediation of offsite locations at which any Borrower or any of its predecessors is alleged to have directly or indirectly Disposed of Hazardous Substances, which violation or Release in any such case could have a material adverse effect on the Real Property or on any Borrower's operations; or (iv) upon any Borrower obtaining knowledge that any material expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which any Borrower may be liable or for which a lien may be imposed on the Real Property.

           SECTION 6.15. RESPONSE ACTIONS. The Borrowers covenant and agree that if any Release or Disposal of Hazardous Substances shall occur or shall have occurred on the Real Property, the Borrowers will cause the prompt containment and removal of such Hazardous Substances and remediation of the Real Property as necessary to comply with all Environmental Laws or to preserve the value of the Real Property.

           SECTION 6.16. NOTICE OF DEFAULT. The Borrowers will promptly notify the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of Indebtedness, indenture or other obligation evidencing Indebtedness in excess of $250,000 as to which any Borrower is a party or obligor, whether as principal or surety, the Borrowers shall forthwith give written notice thereof to the Banks, describing the notice of action and the nature of the claimed default.

           SECTION 6.17.  NEW SUBSIDIARIES.

           (a) Any newly-created or acquired Subsidiaries permitted under
Section 7.4 shall become Borrowers hereunder by (i) signing a joinder agreement or entering into an amendment to this Credit Agreement and the Security Documents, as applicable, with the other parties hereto and thereto, in form and substance satisfactory to the Agent, providing that such Subsidiary shall become a Borrower hereunder, 100% of the stock and assets of which shall be pledged to the Agent for the benefit of the Banks (subject to Section 7.2(h)), and (ii) providing such other documentation as the Banks or the Agent may reasonably request, including, without limitation, documentation with respect to the conditions specified in Section 9 hereof. In such event, the Agent is hereby authorized by the parties to amend Schedule 2 to include such new Subsidiary.

           (b) The Parent shall at all times directly or indirectly through a Subsidiary own all of the shares of capital stock of each of the Subsidiaries which are corporations, and such shares shall at all times be pledged to the Agent pursuant to the Stock Pledge Agreements. The Parent shall at all times directly or indirectly through a Subsidiary own all of the partnership or joint venture interests in each of the Subsidiaries which are partnerships or joint ventures, and such interests shall at all times be pledged to the Agent pursuant to a partnership pledge agreement in form and substance satisfactory to the Agent.

           SECTION 6.18. EMPLOYEE BENEFIT PLANS. The Borrowers will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065,
4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

           SECTION 6.19. NOTICE OF LOSS OF MATERIAL CONTRACTS. The Borrowers will promptly (and in any event within fifteen (15) Business Days after the occurrence thereof) notify the Banks in writing of the termination, or (if earlier) the receipt of a notice of termination of, or any default by any Borrower under, any Material Contract.

           SECTION 7. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS. Each Borrower agrees that, so long as any Loan or any Note or other Obligation is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit hereunder:

           SECTION 7.1. RESTRICTIONS ON INDEBTEDNESS. No Borrower shall become or be a guarantor or surety of, or otherwise create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Indebtedness, or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any undertaking or Indebtedness of any other Person, or incur any Indebtedness other than:

           (a) Indebtedness to the Banks and the Agent arising under this Credit Agreement or the Loan Documents;

           (b) incurrence of guaranty, suretyship or indemnification obligations in connection with the Borrowers' performance of services for their respective customers in the ordinary course of their businesses;

           (c) Indebtedness of one Borrower to another Borrower;

           (d) Equipment Financing (subject to Section 8.6), Seller Debt, and other Indebtedness, in an aggregate amount not to exceed 65% of EBITDA for the four fiscal quarters ending on such date;

           (e) Indebtedness of the Borrowers with respect to performance bonds existing as of the Closing Date, including extensions and renewals thereof, in an aggregate amount not to exceed $1,500,000;

           (f) Indebtedness represented by the Madera Bond.

           SECTION 7.2. RESTRICTIONS ON LIENS. No Borrower shall create or incur or suffer to be created or incurred or to exist any LIen, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except as follows (the "Permitted Liens"):

           (a) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

           (b) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

           (c) Liens in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the applicable Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which such Borrower maintains adequate reserves;

           (d) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue, provided that such liens may continue to exist for a period of more than 120 days if the validity or amount thereof shall currently be contested by the applicable Borrower in good faith by appropriate proceedings and if such Borrower shall have set aside on its books adequate reserves with respect thereto as required by GAAP and provided further that such Borrower will pay any such claim forthwith upon commencement of proceedings to foreclose any such lien;

           (e) Encumbrances on Real Property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any Borrower is a party, and other minor liens or encumbrances none of which in the opinion of such Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower, which defects do not individually or in the aggregate have a material adverse effect on the business of such Borrower individually or of the Borrowers on a consolidated basis;

           (f) Liens existing as of the date hereof and listed on Schedule 7.2(f) on the terms and conditions in effect as of the date hereof;

           (g) Liens securing Equipment Financing permitted under Section 7.1(d) incurred in connection with the lease or acquisition of property or fixed assets useful or intended to be used in carrying on the business of the Borrowers, provided that such Liens shall encumber only the property or assets so acquired and shall not exceed the fair market value thereof;

           (h) First-priority liens securing Seller Debt and other Indebtedness permitted by Section 7.1(d), provided that liens securing Seller Debt shall encumber only the property or assets so acquired or the property or assets of any Subsidiary whose stock is so acquired and shall not exceed the fair market value thereof;

           (i) Liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents; and

           (j) Liens granted in favor of certain governmental entities pursuant to any Scheduled Contract listed on Schedule 7.2(j); provided, that such liens
(i) encumber only the containers, bins and carts used in connection with such Scheduled Contract and (ii) are promptly released as soon as such release is not prohibited under the terms of such Scheduled Contract.

           SECTION 7.3. RESTRICTIONS ON INVESTMENTS. No Borrower shall purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or other obligations or securities of, or any interest in, any other Person, or make or commit to make any acquisition under Section 7.4, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any other Person, other than:

           (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase;

           (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks or Eligible Foreign Banks having unimpaired capital and surplus in excess of $250,000,000;

           (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's Rating Group;

           (d) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

           (e) investments existing on the date hereof and listed on Schedule
7.3;

           (f) loans and advances by any Borrower to another Borrower;

           (g) investments with respect to Seller Debt permitted under Section 7.1(d);

           (h) investments permitted under Section 7.4;

           (i) loans to employees of the Parent for the purpose of financing such employees' acquisition of equity of the Parent (through the exercise of stock options or otherwise) or for relocation costs and expenses in an aggregate principal amount not to exceed $200,000 at any time outstanding.

           SECTION 7.4.  MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                     SECTION 7.4.1. MERGERS AND ACQUISITIONS. The Borrowers will not become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except the merger or consolidation of, or asset or stock acquisitions between existing Borrowers and except as otherwise provided in this Section 7.4.1. The Borrowers may purchase or otherwise acquire all or substantially all of the assets or stock or other equity interests of any other Person provided that:

           (a) the Borrowers are in current compliance with and, giving effect to the proposed acquisition (including any borrowings made or to be made in connection therewith), will continue to be in compliance with all of the covenants in Section 8 hereof on a pro forma historical combined basis as if the transaction occurred on the first day of the period of measurement;

           (b) at the time of such acquisition, no Default or Event of Default has occurred and is continuing, and such acquisition will not otherwise create a Default or an Event of Default hereunder;

           (c) the business to be acquired is predominantly in the same lines of business as the Borrowers, or businesses reasonably related or incidental thereto (e.g., non-hazardous solid waste collection, transfer, hauling, recycling, or disposal);

           (d) the business to be acquired operates predominantly in the continental United States;

           (e) all of the assets to be acquired shall be owned by an existing or newly created Subsidiary of the Parent which Subsidiary shall be a Borrower, 100% of the assets and stock or other equity interests of which have been or, simultaneously with such acquisition, will be pledged to the Agent on behalf of the Banks (subject to Section 7.2(h)) or, in the case of a stock or OTher equity interest acquisition, the acquired company, simultaneously with such acquisition, shall become a Borrower or shall be merged with and into a wholly owned Subsidiary that is a Borrower and such newly acquired or created Subsidiary shall otherwise comply with the provisions of Section 6.17 hereof;

           (f) not later than seven (7) days prior to the proposed acquisition date, a copy of the purchase agreement and financial projections, together with audited (if available, or otherwise unaudited) financial statements for any Subsidiary to be acquired or created, for the preceding two (2) fiscal years or such shorter period of time as such Subsidiary has been in existence shall have been furnished to the Agent, only in cases of Material Acquisitions or upon request by the Agent;

           (g) not later than seven (7) days prior to the proposed acquisition date, (1) a summary of the Borrowers' results of their standard due diligence review, and (2) in the case of a landfill acquisition, a review by a Consulting Engineer and a copy of the Consulting Engineer's report shall have been furnished to the Agent, only in cases of Material Acquisitions or upon request by the Agent;

           (h) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the business to be acquired has approved such acquisition;

           (i) if such acquisition is made by a merger, a Borrower, or a wholly-owned Subsidiary of the Parent which shall become a Borrower in connection with such merger, shall be the surviving entity; and

           (j) cash consideration to be paid by such Borrower in connection with any such acquisition or series of related acquisitions (including cash deferred payments, contingent or otherwise, and the aggregate amount of all Funded Debt assumed), shall not exceed $10,000,000 without the consent of the Agent and the Majority Banks after a Compliance Certificate demonstrating compliance with Sections 8.1-8.3 on a pro forma historical combined basis as if the transaction occurred on the first day of thE period of measurement as set forth in (a) of this Section 7.4.1 has been provided to the Banks (any acquisition requiring cash consideratioN in excess of $10,000,000 being referred to as a "Material Acquisition").

                     SECTION 7.4.2. DISPOSITION OF ASSETS. No Borrower will become a party to or agree to or effect any dispositioN of assets in excess of $250,000 in the aggregate (the "Basket"), provided that the proceeds of any such disposition shall be applied toward repayment of the Revolving Credit Loans. Notwithstanding the foregoing, the sale of inventory, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices, are permitted hereunder without being charged against the Basket.

           SECTION 7.5. SALE AND LEASEBACK. The Borrowers shall not enter into any arrangement, directly or indirectly, wherebY any Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property which such

Borrower intends to use for substantially the same purpose as the property being sold or transferred, without the prior written consent of the Majority Banks.

     SECTION 7.6. RESTRICTED DISTRIBUTIONS AND REDEMPTIONS. The Borrowers shall not redeem, convert, retire or otherwise acquire shares of any class of its capital stock, or make any Distributions, except that any Borrower may make Distributions to another Borrower. In addition, the Borrowers shall not effect or permit any change in or amendment to any document or instrument pertaining to the terms of any Borrower's capital stock. Notwithstanding the foregoing, no Borrower shall make any Distribution under this Section 7.6 if a Default or Event of Default exists or would be created by the making of such Distribution.

           SECTION 7.7. EMPLOYEE BENEFIT PLANS. No Borrower nor any ERISA Affiliate will:

           (a) engage in any "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for any Borrower; or

           (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

           (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Borrower pursuant to Section 302(f) or Section 4068 of ERISA; or

           (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code; or

           (e) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

           SECTION 7.8. NEGATIVE PLEDGES. Except as required by any Scheduled Contract in effect on the date hereof, no Borrower shall enter into or permit to exist any arrangement or agreement, enforceable under applicable law, which directly or indirectly prohibits such Borrower from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents other than customary anti-assignment provisions in leases and licensing agreements entered into by such Borrower in the ordinary course of its business.

           SECTION 7.9. BUSINESS ACTIVITIES. No Borrower will engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by such Borrower on the Closing Date and in related businesses.

           SECTION 7.10. TRANSACTIONS WITH AFFILIATES. No Borrower will engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

           SECTION 8. FINANCIAL COVENANTS. The Borrowers covenant and agree that, so long as any Loan, any Note, or any reimbursement Obligation is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit hereunder:

           SECTION 8.1. LEVERAGE RATIO. As of the end of any fiscal quarter of the Borrowers commencing with the fiscal quarter ending December 31, 1998, the ratio of Funded Debt to EBITDA shall not exceed 4.00:1. For the purposes of this
Section 8.1, EBITDA shall be calculated for the four fiscal quarters ending on such date.

           SECTION 8.2. FUNDED DEBT TO CAPITALIZATION RATIO. The Borrowers shall not at any time permit the ratio of (a) Funded debt to (b) the sum of Funded Debt plus Consolidated Net Worth to exceed 65%.

           SECTION 8.3. INTEREST COVERAGE RATIO. As of the end of any fiscal quarter of the Borrowers commencing with the fiscal quarter ending December 31, 1998, the ratio of (a) EBIT to (b) Consolidated Total Interest Expense shall not be less than 2.00:1. The Interest Coverage Ratio shall be calculated for the four fiscal quarters ending on such date.

           SECTION 8.4. PROFITABLE OPERATIONS. The Borrowers will not permit Consolidated Net Income to be less than $1.00 for any fiscal quarter, provided that Consolidated Net Income may exclude (a) non-cash charges for interest expense attributable to loan fees paid, and warrants issued to, BKB in connection with the Prior Credit Agreement of up to $325,000 in the aggregate taken in the fiscal quarter ending December 31, 1998, and (b) non-cash stock compensation charges of up to $745,000 in the aggregate (to the extent deducted in determining Consolidated Net Income).

           SECTION 8.5. CAPITAL EXPENDITURES. The Borrowers will not make Capital Expenditures in fiscal year 1998 in excess of $6,000,000, in the aggregate, and in any fiscal year thereafter, in excess of, in the aggregate,
2.0 times the actual depreciation expenses for such fiscal year.

           SECTION 9. CLOSING CONDITIONS. The obligations of the Banks to make the Loans and the Agent to issue Letters of Credit on the Closing Date and otherwise be bound by the terms of this Credit Agreement shall be subject to the satisfaction of each of the following conditions precedent:

           SECTION 9.1. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance bY the Borrowers of the Loan Documents shall have been duly and effectively taken, and satisfactory evidence thereof shall have been provided to the Agent.

           SECTION 9.2. LOAN DOCUMENTS, ETC. Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Banks.

           SECTION 9.3. CERTIFICATE OF SECRETARY; GOOD STANDING CERTIFICATES. The Agent shall have received from each Borrower a certificate as to the good standing of each from the Secretary of State or other appropriate official of the state of its organization, dated no earlier than January 9, 1998. The Agent shall also have received from each Borrower a certificate of its Secretary certifying the following attachments thereto: (a) a copy of its certificate or articles of incorporation or constitutive documents, in each case as amended to date, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, (b) a true and correct copy of its by-laws, including all amendments thereto, (c) a true and correct copy of the resolutions of its board of directors authorizing the transactions contemplated hereunder and under the other Loan Documents. Such Secretary's Certificate shall also give the name and bear a specimen signature of each individual who shall be authorized (i) to sign the Loan Documents on behalf of the Borrowers; (ii) to make Loan and Letter of Credit Requests; and (iii) to give notices and to take other action on the Borrowers' behalf under the Loan Documents. A Secretary's certificate stating that there have been no changes to the applicable Borrower's charter documents and by-laws since (q) January 30, 1998 with respect to Waste Connections of Idaho, Inc., Waste Connections of Washington, Inc. and Waste Connections International, Inc., (r) February 23, 1998 with respect to Madera, (s) April 8, 1998 with respect to Waste Connections of Wyoming, Inc., (t) May 29, 1998 with respect to Sunshine, Sowers and T&T, (u) June 5, 1998 with respect to Waste Connections of Utah, Inc., Darlin Equipment, Inc., B & B Sanitation, Inc. and Red Carpet Landfill, Inc., (v) June 18, 1998 with respect to OPF, (w) June 25, 1998 with respect to Curry and Oregon Waste,
(x) July 31, 1998 with respect to Shrader, (y) August 3, 1998 with respect to Big Red Roll Off, Inc., J & J Sanitation, Inc. and Waste Connections of Nebraska, Inc., and (z) September 22, 1998 with respect to Evergreen Waste Systems Inc., will satisfy the requirements of this Section 9.3(a) and (b).

           SECTION 9.4. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

           SECTION 9.5. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Agent shall have received from each Borrower a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

           SECTION 9.6. CERTIFICATES OF INSURANCE. The Agent shall have received a certificate of insurance signed by the insurer or an agent authorized to bind the insurer dated as of the Closing Date, or within 15 days prior thereto, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the Borrowers' insurance coverage.

           SECTION 9.7. LEGAL OPINIONS. The Agent shall have received a favorable legal opinion from counsel to the Borrowers, addressed to the Agent and the Banks, dated as of the Closing Date, in form and substance satisfactory to the Agent.

           SECTION 9.8. ENVIRONMENTAL PERMIT CERTIFICATE. The Banks shall have received an environmental permit certificate from the Borrowers satisfactory to the Agent concerning principal operating permits at the Borrowers' principal operating facilities.

           SECTION 9.9. PAYMENT OF FEES. The Borrowers shall have paid any fees owing to any of the Banks.

           SECTION 9.10. CLOSING CERTIFICATE. The Borrowers shall have delivered to the Agent a certificate, dated as of the Closing Date, stating that, as of such date (a) the representations and warranties set forth herein or in any other Loan Document are true and correct (b) no Default or Event of Default has occurred and is continuing, and (c) each Material Contract is in full force and effect, and no default or event of default has occurred and is continuing under any Material Contract.

           SECTION 9.11. CONTRACTS. The Agent shall have received copies of all Material Contracts.

           SECTION 10. CONDITIONS OF ALL LOANS. The obligations of the Banks to make any Loan (including without limitation the obligation of the Agent to issue, extend or renew any Letter of Credit) on and subsequent to the Closing Date is subject to the following conditions precedent:

           SECTION 10.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of the Borrowers contained in this Credit Agreement or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of any Drawdown Date or the issuance of any Letter of Credit with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate solely and expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

           SECTION 10.2. PERFORMANCE; NO EVENT OF DEFAULT. The Borrowers shall have performed and complied with all terms and conditions herein required to be performed or complied with by the Borrowers prior to or at the time of any Loan, and at the time of any Loan, there shall exist no Event of Default or condition which would result in an Event of Default upon consummation of such Loan (including without limitation any amounts to be drawn under a Letter of Credit). Each request by the Borrowers for a Loan (including without limitation each request for issuance of a Letter of Credit) subsequent to the first Loan shall constitute certification by the Borrowers that the conditions specified in Sections 10.1 and 10.2 will be duly satisfied on the date of such Loan or Letter of Credit issuance.

           SECTION 10.3. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the reasonable opinion of the Banks would make it illegal for the Banks to make Loans hereunder.

           SECTION 10.4. GOVERNMENTAL REGULATION. The Banks shall have received such statements in form and substance reasonably satisfactory to the Banks as they shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

           SECTION 10.5. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement and all documents incident thereto shall have been delivered to the Banks as of the date hereof in form and substance satisfactory to the Banks, including without limitation a Loan and Letter of Credit Request in the form attached hereto as Exhibit B, and the Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

           SECTION 11.  COLLATERAL SECURITY.

                     SECTION 11.1.  SECURITY OF BORROWERS.

                     (a) The Obligations shall be secured by a (i) perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law or under Section 7.2(h)) in all of the assets of the Borrowers (other than Excluded Assets, Scheduled Contracts and Excluded Contracts), whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrowers are a party, and (ii) a pledge of all of the stock of each Subsidiary pursuant to the terms of the Stock Pledge Agreements.

                     (b) The Borrowers hereby acknowledge that (i) any and all Uniform Commercial Code financing statements filed in connection with the Prior Credit Agreement naming BankBoston, N.A., as Agent, as secured party, and such Borrower, as debtor, shall be effective to perfect the Agent's security interest granted by such Borrower pursuant to this Credit Agreement to the extent that such security interest may be perfected by the filing of Uniform Commercial Code financing statements and (ii) such prior filings represent pre-filings of Uniform Commercial Code financing statements for purposes of so perfecting the security interest granted by the Borrowers hereunder. Until all of the Obligations have been finally paid and satisfied in full, the provisions of this Section 11.1(b) shall continue to apply, and such pre-filings shall continue to be effective and not subject to any right of termination in respect of the security interests granted herein, whether any obligations under the Prior Credit Agreement are to be discharged with the proceeds of any of the Loans or are to continue independently or otherwise.

           SECTION 12. EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF
COMMITMENT.

           SECTION 12.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

           (a) if the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

           (b) if the Borrowers shall fail to pay any interest or fees or other amounts owing hereunder within five (5) Business Days after the same shall become due and payable whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

           (c) if the Borrowers shall fail to comply with the covenants contained in Sections 6.1, 6.7, 6.8, 6.10, 6.13, 6.14, 6.16, 6.17, 6.19,
7 or 8;

           (d) if the Borrowers shall fail to comply with the covenants contained in (i) Sections 6.2, 6.3, 6.5, 6.6, 6.9, 6.11, 6.12, 6.15, or
6.18 within thirty (30) days of the Borrowers' knowledge of a violation of such covenants or (ii) Section 6.4 within five (5) Days of the Borrowers' knowledge of a violation of such covenant;

           (e) if the Borrowers shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in subsections (a), (b), (c) and (d) above) within 30 days after written notice of such failure has been given to the Borrowers by the Agent or any Bank;

           (f) if any representation or warranty contained in this Credit Agreement or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or repeated;

           (g) if any Borrower shall fail to pay at maturity, or within any applicable period of grace, any and all obligations for borrowed money (other than the Obligations) or any guaranty with respect thereto in an aggregate amount greater than $250,000 or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money in an aggregate amount greater than $250,000 for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, unless the same shall have been waived by the holder(s) thereof; or

           (h) if any Borrower makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of any Borrower or of any substantial part of the assets of any Borrower or commences any case or other proceeding relating to any Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against any Borrower or such Borrower indicates its approval thereof, consent thereto or acquiescence therein, or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

           (i) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

           (j) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any Borrower which, with other outstanding final judgments against the Borrowers, exceeds in the aggregate $250,000 after taking into account any undisputed insurance coverage;

           (k) any Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $250,000, or any Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $250,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), provided that the Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of any Borrower to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $250,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed

Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

           (l) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Borrower or any stockholder of any Borrower who is an officer or director of such Borrower, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

           (m) (i) the Parent shall at any time, legally or beneficially own less than one hundred percent (100%) of the shares of the capital stock of each other Borrower (directly or indirectly in accordance with Section 6.17), or (ii) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than existing shareholders of the Parent as of the Closing Date shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of the Parent; or, during any period of twelve consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors; provided, however, that any such change of control resulting from an acquisition permitted under Section 7.4 shall not constitute a Default or an Event of Default hereunder; or

           (n) the early termination or cancellation of, or any material default by a Borrower under, any Material Contract;

then, and in any such event, so long as the same may be continuing, the Agent may, and at the request of the Majority Banks shall, by notice in writing to the Borrowers, declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in Sections 12.1(h) or 12.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank. Upon demand by the Banks after the occurrence of any Event of Default, the Borrowers shall immediately provide to the Agent cash in an amount equal to the Maximum Drawing Amount, to be held by the Agent as collateral security for the Obligations, provided that in the event of any Event of

Default specified in Sections 12.1(h) or 12.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

           SECTION 12.2. TERMINATION OF COMMITMENTS. If any Event of Default shall occur, the Agent may, and at the request of the Majority Banks shall, by notice to the Borrowers, terminate the unused portion of the Total Commitment hereunder, and upon such notice being given, such unused portion of the Total Commitment hereunder shall terminate immediately and the Banks shall be relieved of all further obligations to make Loans to or issue Letters of Credit for the account of the Borrowers hereunder, provided that in the event of any Event of Default specified in Sections 12.1(h) or 12.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank. No termination of any portion of the Total Commitment hereunder shall relieve the Borrowers of any of their existing Obligations to the Banks hereunder or elsewhere.

           SECTION 12.3. REMEDIES. Subject to Section 13, in case any one or more Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 12.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, and if the Agent shall have received opinions of nationally recognized law firms specializing in California law, Louisiana law, and the law of any other state, as applicable, having a one form of action rule to the effect that actions by such Bank under such circumstances shall not constitute an action for purposes of such state's one form of action rule or in any other way impair the Collateral or the other Banks' rights hereunder or under the other Loan Documents, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including, without limitation, as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

           SECTION 13. SETOFF. Regardless of the adequacy of any collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from any Bank to the Borrowers and any securities or other property of the Borrowers in the possession of such Bank may be applied to or set off against the payment of the Obligations and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to the Banks. The Banks agree among themselves that, if a Bank shall obtain payment on any Obligation outstanding under this Credit Agreement through the exercise of a right of offset, banker's lien or counterclaim, or from any other source including under
Section 12.3 (other than by way of a pro rata payment under this Credit Agreement), it shall promptly make such adjustments with the other Banks as shall be equitable to the end that all the Banks shall share the benefits of such payments pro rata in accordance with the aggregate unpaid amount of the Revolving Credit Notes held by each Bank immediately prior to the payment obtained by such Bank as aforesaid. The Banks further agree among themselves that if any payment to a Bank obtained by such Bank through the exercise of a right of offset, banker's lien or counterclaim, or from any other source (other than by way of a pro rata payment) as aforesaid shall be rescinded or must otherwise be restored, the Banks who shall have shared the benefit of such payment shall return their share of that benefit to the Bank whose payment shall have been rescinded or otherwise restored.

           SECTION 14.  THE AGENT.

           SECTION 14.1. APPOINTMENT OF AGENT, POWERS AND IMMUNITIES. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents, provided, however, the Agent is hereby authorized to serve only as an administrative and collateral agent for the Banks and to exercise such powers as are reasonably incidental thereto and as are set forth in this Credit Agreement and the other Loan Documents. The Agent hereby acknowledges that it does not have the authority to negotiate any agreement which would bind the Banks or agree to any amendment, waiver or modification of any of the Loan Documents or bind the Banks except as set forth in this Credit Agreement or the Loan Documents. Except as provided in this
Section 14 and in the other Loan Documents, the Agent shall take action or refrain from acting only upon instructions of the Banks and no action taken or failure to act without the consent of the Banks shall be binding on any Bank which has not consented. Each Bank irrevocably authorizes the Agent to execute the Security Documents and all other instruments relating thereto and to take such action on behalf of each of the Banks and to exercise all such powers as are expressly delegated to the Agent under the Loan Documents and all related documents, together with such other powers as are reasonably incidental thereto. It is agreed that the duties, rights, privileges and immunities of BKB, in its capacity as issuer of Letters of Credit hereunder, shall be identical to its duties, rights, privileges and immunities as a Bank as provided in this
Section 14. The Agent shall not have any duties or responsibilities or any fiduciary relationship with any Bank except those expressly set forth in this Credit Agreement. Neither the Agent nor any of its affiliates shall be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrowers or any other Person whether contained herein or otherwise or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or for any failure by the Borrowers or any other Person to perform its obligations hereunder or thereunder or in respect of the Notes. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall exercise the same care in administering the Loans as it exercises with respect to similar transactions entered into solely for its own account; however, neither the Agent nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken in good faith by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Bank in its separate capacity as a Bank shall have the same rights and powers hereunder as any other Bank.

           SECTION 14.2. ACTIONS BY AGENT. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement as it reasonably deems appropriate unless it shall first have received such advice or concurrence of the Banks and shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any of the Loan Documents in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or any Letter of Credit Participation.

           SECTION 14.3. INDEMNIFICATION. Without limiting the obligations of the Borrowers under this Credit Agreement or any other Loan Document, the Banks ratably agree hereby to indemnify and hold harmless the Agent, the Arranger, and their affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent, the Arranger or such affiliate has not been reimbursed by the Borrowers as required by Section 15), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence, it being the intent of the parties hereto that all such indemnified parties shall be indemnified for their ordinary sole or contributory negligence.

           SECTION 14.4. REIMBURSEMENT. Without limiting the provisions of
Section 14.3, the Banks and the Agent hereby agree that the Agent shall not be obliged to make available to any Person any sum which the Agent is expecting to receive for the account of that Person until the Agent has determined that it has received that sum. The Agent may, however, disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent, if the Agent wishes to do so. If and to the extent that the Agent does disburse funds and it later becomes known that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Agent made the funds available shall, on demand from the Agent, refund to the Agent the sum paid to that Person. If, in the opinion of the Agent, the distribution of any amount received by it in such capacity hereunder or under the Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

           SECTION 14.5.  DOCUMENTS.

                     SECTION 14.5.1. CLOSING DOCUMENTATION. For purposes of determining compliance with the conditions set forth in Section 9, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent or the Arranger to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless the Agent shall have received notice from such Bank prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Agent to such effect on or prior to the Closing Date.

                     SECTION 14.5.2. OTHER DOCUMENTS. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each notice or other document furnished to the Agent for such Bank hereunder; provided, however, that notwithstanding the foregoing, the Agent may furnish to the Banks a monthly summary with respect to Letters of Credit issued hereunder in lieu of copies of the related Letter of Credit Applications.

           SECTION 14.6. NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank represents that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Credit Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Credit Agreement or any other Loan Document. The Agent shall not be required to keep informed as to the performance or observance by the Borrowers of this Credit Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or by any other Person of any other agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning any person which may come into the possession of the Agent or any of its affiliates. Each Bank shall have access to all documents relating to the Agent's performance of its duties hereunder at such Bank's request. Unless any Bank shall promptly object to any action taken by the Agent hereunder (other than actions to which the provisions of Section 14.8 are applicable and other than actions which constitute gross negligence or willful misconduct by the Agent), such Bank shall conclusively be presumed to have approved the same.

           SECTION 14.7. RESIGNATION OR REMOVAL OF AGENT. The Agent may resign at any time by giving 60 days' prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Banks (and, provided that no Default or Event of Default shall have occurred and be continuing, approved by the Borrowers, such approval not to be unreasonably withheld) and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $150,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Any new Agent appointed pursuant to this Section 14.7 shall immediately issue new Letters of Credit in place of Letters of Credit previously issued by the Agent (to the extent such Letters of Credit are returned by the beneficiaries for purposes of such exchange).

           SECTION 14.8. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Majority Banks, provided however, that the Agent may, in its reasonable discretion, release Collateral with an aggregate value of $500,000 or less in any calendar year. Notwithstanding the foregoing, no amendment, waiver or consent shall do any of the following unless in writing and signed by the Borrowers and each of the Banks affected thereby: (a) increase the Commitments of the Banks or subject any Bank to any additional obligations (other than in accordance with Section 2.2.2. hereof), or (b) reduce the principal of or the rate of interest on the Notes (including, without limitation, interest on overdue amounts) or any fees payable hereunder; and FURTHER, no amendment, waiver or consent shall do any of the following unless in writing and signed by ALL of the Banks: (c) postpone the Maturity Date or any date fixed for any payment in respect of principal or interest (including, without limitation, interest on overdue amounts) on the Notes, (d) change the definition of "Majority Banks" or the number of Banks which shall be required for the Banks or any of them to take any action under the Loan Documents; (e) amend Section 2.2.2, this Section 14.8 or Section 18; (f) release any Collateral with an aggregate value exceeding $500,000 in any calendar year or (g) release any Borrower from its obligations hereunder.

           No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

           SECTION 14.9. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

           SECTION 15.  EXPENSES AND INDEMNIFICATION.

           SECTION 15.1. EXPENSES. Whether or not the transactions contemplated herein shall be consummated, the Borrowers agree to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify the Agent and each Bank with respect thereto), (iii) the reasonable fees, expenses and disbursements of counsel to the Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document providing for such cancellation, (iv) the reasonable fees, expenses and disbursements of the Agent, the Arranger, or any of their affiliates incurred by the Agent, the Arranger, or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges,
(v) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or under any of the other Loan Documents, in any way related to any Bank's or the Agent's relationship with the Borrowers and (vi) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches and UCC filings.

           SECTION 15.2. INDEMNIFICATION. The Borrowers agree to indemnify and hold harmless the Agent, the Arranger, their affiliates and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by the Borrowers of the proceeds of any of the Loans or Letters of Credit, (ii) the Borrowers entering into or performing this Credit Agreement or any of the other Loan Documents or (iii) with respect to the Borrowers and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent, the Arranger, and their affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this Section 15.2 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

           SECTION 15.3. SURVIVAL. The covenants contained in this Section 15 shall survive payment or satisfaction in full of all other Obligations.

           SECTION 16. SURVIVAL OF COVENANTS, ETC. Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement, any Letter of Credit or the Notes remains outstanding and unpaid or any Bank has any obligation to make any Loans or issue any Letters of Credit hereunder. All statements contained in any certificate or other paper delivered by or on behalf of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder.

           SECTION 17. ASSIGNMENT AND PARTICIPATION. It is understood and agreed that each Bank shall have the right to assiGN or participate at any time all or a portion of its Commitment and interests in the risk relating to any Loans and outstanding Letters of Credit hereunder in an amount equal to or greater than $5,000,000 (which assignment shall be of an equal percentage of such Bank's Commitment, the Revolving Credit Loans and outstanding Letters of Credit) to Eligible Assignees with the prior written consent of the Agent and, unless a Default or an Event of Default shall have occurred and be continuing, the Borrowers, which approvals shall not be unreasonably withheld. It is further agreed that each Eligible Assignee which executes and delivers to the Banks and the Borrowers an Assignment and Acceptance in substantially the form of Exhibit E (an "Assignment and Acceptance") shall, on the date specified in such Assignment and Acceptance, become a party to this Credit Agreement and the other Loan Documents for all purposes of this Credit Agreement and the other Loan Documents, and its Commitment shall be as set forth in such Assignment and Acceptance. Upon the execution and delivery of such Assignment and Acceptance and payment by the assigning bank of an assignment fee in the amount of $3,500 to the Agent, (a) the Borrowers shall issue to such Eligible Assignee a Revolving Credit Note in the amount of such Eligible Assignee's Commitment dated the Closing Date or such other date as may be specified by the Agent and otherwise completed in substantially the form of Exhibit A hereto and, to the extent any assigning Bank has retained a portion of its obligations hereunder, a replacement Revolving Credit Note to the assigning Bank; (b) the Agent shall distribute to the Borrowers, the Banks and such Eligible Assignee a schedule reflecting such changes; (c) this Credit Agreement shall be appropriately amended to reflect (i) the status of such Eligible Assignee as a party hereto and (ii) the status and rights of the Banks and Agent hereunder; and (d) the Borrowers shall take such action as the Agent may reasonably request to perfect any security interests in favor of the Banks, including any Eligible Assignee which becomes a party to this Credit Agreement. The documents evidencing any such participation may provide that, except with the consent of the bank or financial institution that is a party thereto, such Bank will not consent to (a) the reduction in or forgiveness of the stated principal of or rate of interest on or Commitment Fee with respect to the portion of any Loan subject to such participation or assignment, (b) the extension or postponement of any stated date fixed for payment of principal or interest or Commitment Fee with respect to the portion of any Loan subject to such participation or assignment, or (c) the waiver or reduction of any right to indemnification of such Bank hereunder. Notwithstanding the foregoing, no syndication or participation shall operate to increase the Total Commitment hereunder or otherwise alter the substantive terms of this Credit Agreement, except as contemplated under Section 2.2.2. Anything contained in this Section 17 to tHE contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement

(including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section
341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

           SECTION 18. PARTIES IN INTEREST. All the terms of this Credit Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided that the Borrowers shall not assign or transfer their rights hereunder without the prior written consent of each Bank.

           SECTION 19. NOTICES, ETC. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States first-class mail, postage prepaid, or sent by telex or facsimile and confirmed by letter, addressed as follows:

           (a) if to the Borrowers, at Waste Connections, Inc., 2260 Douglas Boulevard, Suite 280, Roseville, California 95661, Attention: Steven F. Bouck, Executive Vice President and Chief Financial Officer, telephone number 916-772-2221, fax number 916-772-2920;

           (b) if to the Agent or BKB, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Timothy M. Laurion, Director, telephone number 617-434-9689, telecopy number 617-434-2160;

           or such other address for notice as shall have last been furnished in writing to the Person giving the notice.

           Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, five Business Days after the posting thereof, (c) if sent by telex or cable, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day, and (d) if sent by facsimile, when transmitted, confirmation received.

           SECTION 20. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

                     SECTION 20.1. SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY. The Borrowers acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers, in connection with this Credit Agreement or otherwise, by a Section 20 Subsidiary. The Borrowers hereby authorize (a) such Section 20 Subsidiary to share with the Agent and each Bank any information delivered to such Section 20 Subsidiary by the Borrowers, and (b) the Agent and each Bank to share with such
Section 20 Subsidiary any information delivered to the

Agent or such Bank by the Borrowers pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of the Obligations.

                     SECTION 20.2. CONFIDENTIALITY. Each of the Banks and the Agent agrees, on behalf of itself and each of THeir affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrowers pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information
(a) after such information shall have become public other than through a violation of this Section 20, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, the Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a subsidiary or affiliate of such Bank as provided in Section 20.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of this Section 20.

                     SECTION 20.3. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify the Borrowers of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

                     SECTION 20.4. OTHER. In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it or any
Section 20 Subsidiary by the Borrowers. The obligations of each Bank under this
Section 20 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrowers prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

           SECTION 21. MISCELLANEOUS. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Banks or Agent would otherwise have. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

           SECTION 22. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 14.8. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

           SECTION 23. WAIVER OF JURY TRIAL. EACH BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWERS (a) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGE THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE A PARTY BECAUSE OF, AMONG OTHER THINGS, THE BORROWERS' WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

           SECTION 24. GOVERNING LAW. This Credit Agreement and each of the other Loan Documents are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of said commonwealth (excluding the laws applicable to conflicts or choice of law). The Borrowers consent to the jurisdiction of any of the federal or state courts located in the Commonwealth of Massachusetts in connection with any suit to enforce the rights of any Bank or the Agent under this Credit Agreement or any of the other Loan Documents.

           SECTION 25. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.



                            [Signature Pages Follow]

           IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement under seal as of the date first set forth above.

THE BORROWERS:

WASTE CONNECTIONS, INC.
WASTE CONNECTIONS OF WASHINGTON, INC.
WASTE CONNECTIONS OF IDAHO, INC.
WASTE CONNECTIONS INTERNATIONAL, INC.
MADERA DISPOSAL SYSTEMS, INC.
WASTE CONNECTIONS OF WYOMING, INC.
SUNSHINE SANITATION, INCORPORATED
SOWERS' SANITATION, INC.
T & T DISPOSAL, INC.
WASTE CONNECTIONS OF UTAH, INC.
B & B SANITATION, INC.
RED CARPET LANDFILL, INC.
DARLIN EQUIPMENT, INC.
ARROW SANITARY SERVICE, INC.
CURRY TRANSFER & RECYCLING, INC.
OREGON WASTE TECHNOLOGY, INC.
SHRADER REFUSE AND RECYCLING SERVICE
   COMPANY
WASTE CONNECTIONS OF NEBRASKA, INC.
J & J SANITATION INC.
BIG RED ROLL OFF INC.
EVERGREEN WASTE SYSTEMS INC.
SIUSLAW DISPOSAL, INC.


By:
       --------------------------------
       Ronald J. Mittelstaedt
       President

THE LENDERS:

BANKBOSTON, N.A.,
   individually and as Agent


By:
       --------------------------------
       Timothy M. Laurion, Director

UNION BANK OF CALIFORNIA, N.A.


By:
       --------------------------------
       Name:
       Title:

COMERICA BANK - CALIFORNIA, N.A.


By:
       --------------------------------
       Name:
       Title:

BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION


By:
       --------------------------------
       Name:
       Title:

PARIBAS


By:
       --------------------------------
       Name:
       Title:

LASALLE NATIONAL BANK


By:
       --------------------------------
       Name:
       Title: